                                   EXHIBIT 4.1

================================================================================


                          LONG BEACH SECURITIES CORP.,
                                    Depositor


                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer


                     FEDERAL NATIONAL MORTGAGE ASSOCIATION,
              Guarantor (with respect to the Class I-A Certificates
                         and the Class I-S Certificates)


                           FIRST UNION NATIONAL BANK,
                                     Trustee

                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                               Trust Administrator


                         POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 2001


                         ------------------------------


                      Long Beach Mortgage Loan Trust 2001-4

                    Asset-Backed Certificates, Series 2001-4

================================================================================

                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS ...........................................................................................11
   Section 1.01   Defined Terms..................................................................................11
   Section 1.02   Accounting.....................................................................................76
   Section 1.03   Allocation of Certain Interest Shortfalls......................................................76
   Section 1.04   Rights of the NIMS Insurer and the Guarantor...................................................79
   Section 1.05   Guarantor Purchase Option......................................................................80

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES.......................................80
   Section 2.01   Conveyance of Mortgage Loans...................................................................80
   Section 2.02   Acceptance of REMIC 0A and REMIC 0B by the Trustee.............................................83
   Section 2.03   Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for
                     Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to
                     Prepayment Charges..........................................................................84
   Section 2.04   Representations, Warranties and Covenants of the Master Servicer...............................87
   Section 2.05   Representations and Warranties of the Depositor................................................89
   Section 2.06   Issuance of Certificates.......................................................................91
   Section 2.07   Conveyance of the Subsequent Mortgage Loans....................................................91
   Section 2.08   Conveyance of REMIC Regular Interests and Acceptance of REMIC 1A and REMIC 1B
                     by the Trustee; Issuance of Certificates....................................................95

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS...................................................97
   Section 3.01   Master Servicer to Act as Master Servicer......................................................97
   Section 3.02   Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.........................99
   Section 3.03   Successor Sub-Servicers.......................................................................100
   Section 3.04   Liability of the Master Servicer..............................................................101
   Section 3.05   No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the
                     Guarantor, the Trustee, the Trust Administrator or Certificateholders......................101
   Section 3.06   Assumption or Termination of Sub-Servicing Agreements by Trust Administrator..................101
   Section 3.07   Collection of Certain Mortgage Loan Payments..................................................102
   Section 3.08   Sub-Servicing Accounts........................................................................103
   Section 3.09   Collection of Taxes, Assessments and Similar Items; Servicing Accounts........................103
   Section 3.10   Collection Account and Distribution Account...................................................104
   Section 3.11   Withdrawals from the Collection Account and Distribution Account..............................107
   Section 3.12   Investment of Funds in the Collection Account and the Distribution Account....................108
   Section 3.13   Agreement to Appoint a Special Servicer.......................................................110

   Section 3.14   Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage................112
   Section 3.15   Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................113
   Section 3.16   Realization Upon Defaulted Mortgage Loans.....................................................115
   Section 3.17   Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.......................117
   Section 3.18   Servicing Compensation........................................................................118
   Section 3.19   Reports to the Trustee and the Trust Administrator; Collection Account
                     Statements.................................................................................119
   Section 3.20   Statement as to Compliance....................................................................119
   Section 3.21   Independent Public Accountants' Servicing Report..............................................119
   Section 3.22   Access to Certain Documentation...............................................................120
   Section 3.23   Title, Management and Disposition of REO Property.............................................120
   Section 3.24   Obligations of the Master Servicer in Respect of Prepayment Interest
                     Shortfalls.................................................................................124
   Section 3.25   Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly
                     Payments...................................................................................124
   Section 3.26   Reserve Funds.................................................................................124
   Section 3.27   Advance Facility..............................................................................126

ARTICLE IV FLOW OF FUNDS........................................................................................127
   Section 4.01   Distributions.................................................................................127
   Section 4.02   Preference Claims.............................................................................136
   Section 4.03   Statements....................................................................................137
   Section 4.04   Remittance Reports; Advances..................................................................141
   Section 4.05   Distributions on the REMIC Regular Interests..................................................142
   Section 4.06   Allocation of Realized Losses.................................................................148
   Section 4.07   Compliance with Withholding Requirements......................................................150
   Section 4.08   Commission Reporting..........................................................................150
   Section 4.09   The Guaranty..................................................................................151
   Section 4.10   Pre-Funding Accounts..........................................................................151

ARTICLE V THE CERTIFICATES......................................................................................152
   Section 5.01   The Certificates..............................................................................152
   Section 5.02   Registration of Transfer and Exchange of Certificates.........................................154
   Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.............................................159
   Section 5.04   Persons Deemed Owners.........................................................................159

ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR................................................................160
   Section 6.01   Liability of the Master Servicer and the Depositor............................................160
   Section 6.02   Merger or Consolidation of the Depositor or the Master Servicer...............................160
   Section 6.03   Limitation on Liability of the Depositor, the Master Servicer and Others......................160
   Section 6.04   Limitation on Resignation of Master Servicer..................................................162

   Section 6.05   Rights of the Depositor, the NIMS Insurer, the Guarantor, the Trustee and the
                     Trust Administrator in Respect of the Master Servicer......................................162

ARTICLE VII DEFAULT ............................................................................................163
   Section 7.01   Master Servicer Events of Default.............................................................163
   Section 7.02   Trust Administrator to Act; Appointment of Successor..........................................165
   Section 7.03   Notification to Certificateholders............................................................167
   Section 7.04   Waiver of Master Servicer Events of Default...................................................168

ARTICLE VIII THE TRUSTEE AND THE TRUST ADMINISTRATOR............................................................168
   Section 8.01   Duties of Trustee and Trust Administrator.....................................................168
   Section 8.02   Certain Matters Affecting the Trustee and the Trust Administrator.............................169
   Section 8.03   Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage
                     Loans......................................................................................172
   Section 8.04   Trustee and Trust Administrator May own Certificates..........................................172
   Section 8.05   Trustee's and Trust Administrator's Fees and Expenses.........................................172
   Section 8.06   Eligibility Requirements for Trustee and Trust Administrator..................................173
   Section 8.07   Resignation or Removal of Trustee and Trust Administrator.....................................173
   Section 8.08   Successor Trustee or Trust Administrator......................................................175
   Section 8.09   Merger or Consolidation of Trustee or Trust Administrator.....................................175
   Section 8.10   Appointment of Co-Trustee or Separate Trustee.................................................175
   Section 8.11   Appointment of Custodians.....................................................................177
   Section 8.12   Appointment of Office or Agency...............................................................177
   Section 8.13   Representations and Warranties of the Trustee and the Trust Administrator.....................177

ARTICLE IX TERMINATION..........................................................................................178
   Section 9.01   Termination Upon Purchase or Liquidation of All Mortgage Loans................................178
   Section 9.02   Additional Termination Requirements...........................................................180

ARTICLE X REMIC PROVISIONS......................................................................................182
   Section 10.01     REMIC Administration.......................................................................182
   Section 10.02     Prohibited Transactions and Activities.....................................................185
   Section 10.03     Trustee, Trust Administrator, Master Servicer and Depositor Indemnification................186

ARTICLE XI MISCELLANEOUS PROVISIONS.............................................................................186
   Section 11.01     Amendment..................................................................................186
   Section 11.02     Recordation of Agreement; Counterparts.....................................................188
   Section 11.03     Limitation on Rights of Certificateholders.................................................188
   Section 11.04     Governing Law; Jurisdiction................................................................189
   Section 11.05     Notices....................................................................................189
   Section 11.06     Severability of Provisions.................................................................190

   Section 11.07     Notice to the Rating Agencies, the NIMS Insurer and the Guarantor..........................190
   Section 11.08     Article and Section References.............................................................191
   Section 11.09     NIMS Insurer's Rights......................................................................191
   Section 11.10     Grant of Security Interest.................................................................191

                                    Exhibits
                                    --------

Exhibit A-1   Form of Class I-A Certificates
Exhibit A-2   Form of Class II-A1 Certificates
Exhibit A-3   Form of Class II-A2 Certificates
Exhibit A-4   Form of Class II-A3 Certificates
Exhibit A-5   Form of Class I-S Certificates
Exhibit A-6   Form of Class II-S Certificates
Exhibit A-7   Form of Class II-M1 Certificates
Exhibit A-8   Form of Class M2 Certificates
Exhibit A-9   Form of Class M3 Certificates
Exhibit A-10  Form of Class I-C Certificates
Exhibit A-11  Form of Class II-C Certificates
Exhibit A-12  Form of Class I-P Certificates
Exhibit A-13  Form of Class II-P Certificates
Exhibit A-14  Form of Class R Certificates
Exhibit A-15  Form of Class R-X Certificates
Exhibit B     [Reserved]
Exhibit C     Form of Mortgage Loan Purchase Agreement
Exhibit D     Mortgage Loan Schedule
Exhibit E-1   Request for Release (for Trust Administrator/Custodian)
Exhibit E-2   Request for Release (Certificate - Mortgage Loan Paid in Full)
Exhibit F-1   Form of Trust Administrator's Initial Certification
Exhibit F-2   Form of Trust Administrator's Final Certification
Exhibit G     [Reserved]
Exhibit H     Form of Lost Note Affidavit
Exhibit I     Form of ERISA Representation
Exhibit J     Form of Investment Letter
Exhibit K     Form of Class R Certificate and Class R-X Certificate Transfer
                 Affidavit
Exhibit L     Form of Transferor Certificate
Exhibit M     Form of Subsequent Transfer Instrument
Exhibit N     Form of Addition Notice


                                    Schedules
                                    ---------

Schedule I    Prepayment Charge Schedule

         This POOLING AND SERVICING AGREEMENT is dated as of December 1, 2001 (the "Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer"), FEDERAL NATIONAL MORTGAGE ASSOCIATION, as Guarantor of the Class I-A Certificates and the Class I-S Certificates (the "Guarantor"), FIRST UNION NATIONAL BANK, as trustee (the "Trustee"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trust administrator (the "Trust Administrator").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of fifteen classes of certificates, designated as (i) the Class I-A Certificates, (ii) the Class II-A1 Certificates, (iii) the Class II-A2 Certificates, (iv) the Class II-A3 Certificates, (v) the Class I-S Certificates, (vi) the Class II-S Certificates,
(vii) the Class II-M1 Certificates, (viii) the Class M2 Certificates, (ix) the Class M3 Certificates, (x) the Class I-C Certificates, (xi) the Class II-C Certificates, (xii) the Class I-P Certificates, (xiii) the Class II-P Certificates, (xiv) the Class R Certificates and (xv) the Class R-X Certificates. For purposes of determining distributions of principal and interest and the allocation of losses realized on Mortgage Loans, the Class M2 Certificates will consist of two Components: I-M2 Component and II-M2 Component, and the Class M3 Certificates will consist of two components: I-M3 Component and II-M3 Component. For federal and state income tax purposes, each Component will be treated as a separate regular interest in a REMIC.

                                    REMIC 0A

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Group I Pre-Funding Account, the Group I Reserve Fund and the Master Servicer Prepayment Charge Payment Amounts with respect to the Group I Mortgage Loans) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 0A." The Class R-0A Interest will represent the sole class of "residual interests" in REMIC 0A for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 0A Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 0A Regular Interests. None of the REMIC 0A Regular Interests will be certificated.



             Uncertificated REMIC 0A   Initial Uncertificated    Assumed Final
Designation     Pass-Through Rate        Principal Balance      Maturity Date(1)
-----------     -----------------        -----------------      ----------------
   LT0A-1           Variable(2)            $1,065,665,655.00      March 2032
   LT0A-2           Variable(2)              $312,334,245.00      March 2032
   LT0A-P           Variable(2)                      $100.00      March 2032

----------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 0A Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 0A Pass-Through Rate" herein.

                                    REMIC 0B

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Group II Pre-Funding Account, the Group II Reserve Fund and the Master Servicer Prepayment Charge Payment Amounts with respect to Group II Mortgage Loans) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 0B." The Class R-0B Interest will represent the sole class of "residual interests" in REMIC 0B for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 0B Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 0B Regular Interests. None of the REMIC 0B Regular Interests will be certificated.



             Uncertificated REMIC 0B  Initial Uncertificated    Assumed Final
Designation     Pass-Through Rate       Principal Balance      Maturity Date(1)
-----------     -----------------       -----------------      ----------------
   LT0B-1           Variable(2)           $503,325,854.00         March 2032
   LT0B-2           Variable(2)           $118,674,046.00         March 2032
   LT0B-P           Variable(2)                   $100.00         March 2032


----------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 0B Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 0B Pass-Through Rate" herein.

                                    REMIC 1A

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the REMIC 0A Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1A." The Class R-1A Interest will represent the sole class of "residual interests" in REMIC 1A for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1A Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1A Regular Interests. None of the REMIC 1A Regular Interests will be certificated.


              Uncertificated REMIC 1A  Initial Uncertificated    Assumed Final
Designation      Pass-Through Rate       Principal Balance      Maturity Date(1)
-----------      -----------------       -----------------      ----------------
   LT1A-1            Variable(2)          $1,222,974,900.00        March 2032
   LT1A-2            Variable(2)            $137,800,000.00        March 2032
   LT1A-3            Variable(2)             $17,225,000.00        March 2032
   LT1A-P            Variable(2)                    $100.00        March 2032

----------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1A Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1A Pass-Through Rate" herein.

                                    REMIC 1B

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the REMIC 0B Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1B." The Class R-1B Interest will represent the sole class of "residual interests" in REMIC 1B for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1B Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1B Regular Interests. None of the REMIC 1B Regular Interests will be certificated.



              Uncertificated REMIC 1B   Initial Uncertificated   Assumed Final
Designation      Pass-Through Rate         Principal Balance    Maturity Date(1)
-----------      -----------------         -----------------    ----------------
   LT1B-1            Variable(2)            $552,024,900.00        March 2032
   LT1B-2            Variable(2)             $62,200,000.00        March 2032
   LT1B-3            Variable(2)              $7,775,000.00        March 2032
   LT1B-P            Variable(2)                    $100.00        March 2032


----------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1B Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1B Pass-Through Rate" herein.

                                     REMIC 2

         As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 1A Regular Interests and the REMIC 1B Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

                Uncertificated REMIC 2    Initial Uncertificated       Assumed Final
Designation       Pass-Through Rate          Principal Balance        Maturity Date(1)
-----------       -----------------          -----------------        ----------------
  LT2A-1               Variable(2)            $1,350,439,902.00           March 2032
  LT2B-1               Variable(2)               $12,229,750.00           March 2032
  LT2C-1               Variable(2)                  $826,800.00           March 2032
  LT2D-1               Variable(2)                  $551,200.00           March 2032
  LT2E-1               Variable(2)               $13,952,248.00           March 2032
  LT2A-2               Variable(2)              $609,559,902.00           March 2032
  LT2B-2               Variable(2)                $4,155,900.00           March 2032
  LT2C-2               Variable(2)                  $590,000.00           March 2032
  LT2D-2               Variable(2)                  $510,000.00           March 2032
  LT2E-2               Variable(2)                  $357,650.00           March 2032
  LT2F-2               Variable(2)                  $326,550.00           March 2032
  LT2G-2               Variable(2)                  $202,150.00           March 2032
  LT2H-2               Variable(2)                $6,297,748.00           March 2032
  LT2S-1A              Variable(3)                          N/A(7)        March 2032
  LT2S-1B              Variable(4)                          N/A(7)        March 2032
  LT2S-1C              Variable(5)                          N/A(7)        March 2032
  LT2S-1D              Variable(6)                          N/A(8)        March 2032
  LT2S-2A              Variable(3)                          N/A(9)        March 2032
  LT2S-2B              Variable(4)                          N/A(9)        March 2032
  LT2S-2C              Variable(5)                          N/A(9)        March 2032
  LT2S-2D              Variable(6)                          N/A(10)       March 2032
  LT2P-1               Variable(2)                      $100.00           March 2032
  LT2P-2               Variable(2)                      $100.00           March 2032

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

(3) 3.75% per annum for the first 30 Distribution Dates and 0.00% per annum thereafter.

(4) 1.50% per annum for the first 20 Distribution Dates and 0.00% per annum thereafter.

(5) 0.75% per annum for the first 10 Distribution Dates and 0.00% per annum thereafter.

(6) 6.00% per annum for the first 10 Distribution Dates and 0.00% per annum thereafter.

(7) REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B and REMIC 2 Regular Interest LT2S-1C will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-2.

(8) REMIC 2 Regular Interest LT2S-1D, will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-3.

(9) REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B and REMIC 2 Regular Interest LT2S-2C will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which in each case shall equal the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-2.

(10) REMIC 2 Regular Interest LT2S-2D, will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-3.

                                     REMIC 3

         As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3 and each class of uncertificated "regular interests" in REMIC 3:


                            Original Class Certificate        Pass-Through              Assumed Final
Class Designation               Principal Balance                 Rate                  Maturity Date(1)
-----------------               -----------------                 ----                  ----------------
 Class I-A                       $1,222,975,000.00             Variable(2)               March 2032
 Class II-A1                       $415,590,000.00             Variable(2)               March 2032
 Class II-A2                        $59,000,000.00             Variable(2)               March 2032
 Class II-A3                        $51,000,000.00             Variable(2)               March 2032
 Class II-M1                        $35,765,000.00             Variable(2)               March 2032
 Class M2                          $115,335,000.00(3)          Variable(2)               March 2032
 Class M3                           $75,335,000.00(4)          Variable(2)               March 2032
 Class I-S                                     N/A(5)               N/A(5)               March 2032
 Class II-S                                    N/A(6)               N/A(6)               March 2032
 LT3-IC                            $17,224,900.007             Variable(2)               March 2032
 LT3-IIC                            $7,774,900.008             Variable(2)               March 2032
 LT3-IP                                    $100.00                  N/A(9)               March 2032
 LT3-IIP                                   $100.00                  N/A(9)               March 2032

----------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates or uncertificated interests that represents one or more of the "regular interests" in REMIC 3.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class M2 Certificate consists of two Components: the I-M2 Component and the II-M2 Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M2 Component and the II-M2 Component. The initial Component Principal Balance for the I-M2 Component is $82,680,000 and for the II-M2 Component is $32,655,000. For federal income tax purposes, the I-M2 Component and the II-M2 Component will be treated as separate regular interests in REMIC 3.

(4) The Class M3 Certificate consists of two Components: the I-M3 Component and the II-M3 Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M3 Component and the II-M3 Component. The initial Component Principal Balance for the I-M3 Component is $55,120,000 and for the II-M3 Component is $20,215,000. For federal income tax purposes, the I-M3 Component and the II-M3 Component will be treated as separate regular interests in REMIC 3.

(5) The Class I-S Certificates will receive all amounts distributed to REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C and REMIC 2 Regular Interest LT2S-1D.

(6) The Class II-S Certificates will receive all amounts distributed to REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C and REMIC 2 Regular Interest LT2S-2D.

(7) REMIC 3 Uncertificated Regular Interest LT3-IC will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Group I Regular Interests. REMIC 3 Uncertificated Regular Interest LT3-IC will not accrue interest on its Uncertificated Principal Balance.

(8) REMIC 3 Uncertificated Regular Interest LT3-IIC will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Group II Regular Interests. REMIC 3 Uncertificated Regular Interest LT3-IIC will not accrue interest on its Uncertificated Principal Balance.

(9) REMIC 3 Uncertificated Regular Interest LT3-IP and REMIC 3 Uncertificated Regular Interest LT3-IIP will not accrue interest.

                                     REMIC X

         As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of REMIC 3 Uncertificated Regular Interest LT3-IC, REMIC 3 Uncertificated Regular Interest LT3-IIC, REMIC 3 Uncertificated Regular Interest LT3-IP, and REMIC 3 Uncertificated Regular Interest LT3-IIP as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC X." The Class R-X Interest will represent the sole class of "residual interests" in REMIC X for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, Original Class Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC X Regular Interests.

               Uncertificated REMIC X         Initial Uncertificated      Assumed Final
Designation       Pass-Through Rate              Principal Balance       Maturity Date(1)
-----------       -----------------              -----------------       ----------------
Class I-C            Variable(2)                 $17,224,900.00(4)          March 2032
Class II-C           Variable(2)                  $7,774,900.00(4)          March 2032
Class I-P                 N/A(3)                        $100.00             March 2032
Class II-P                N/A(3)                        $100.00             March 2032

----------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC X Regular Interest.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3)      The Class P Certificates will not accrue interest.

(4) The Class I-C Certificates and Class II-C Certificates will accrue interest at their variable Pass-Through Rates on their respective Notional Amounts outstanding from time to time, which shall equal the Notional Amounts of REMIC 3 Uncertificated Regular Interest LT3-IC and REMIC 3 Uncertificated Regular Interest LT3-IIC, respectively. The Class I-C Certificates and Class II-C Certificates will not accrue interest on their respective Certificate Principal Balances.

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class I-A Certificates, Class II-A Certificates, Mezzanine Certificates and Mezzanine Components shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act":  The Securities Act of 1933, as amended.

         "I-M2 Component":.The Component of the Class M2 Certificate, representing rights to distributions as set forth herein.

         "I-M2 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of (I) the Component Principal Balance of the I-M2 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Component Principal Balance of the I-M2 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

         "I-M3 Component":.The Component of the Class M3 Certificate, representing rights to distributions as set forth herein.

         "I-M3 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of the (I) the Component Principal Balance of the I-M3 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the I-A Certificate (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution
Date), (ii) the aggregate Component Principal Balance of the I-M2 Component (after taking into account the payment of the I-M2 Component Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Component Principal Balance of the I-M3 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

         "II-M2 Component": The Component of the Class M2 Certificate, representing rights to distributions as set forth herein.

         "II-M2 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of the (I) the Component Principal Balance of the II-M2 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Component Principal Balance of the II-M2 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

         "II-M3 Component": The Component of the Class M3 Certificate, representing rights to distributions as set forth herein.

         "II-M3 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of the (I) the Component Principal Balance of the II-M3 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificate (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Component Principal Balance of the II-M2 Component (after taking into account the payment of the II-M2 Component Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Component Principal Balance of the II-M3 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

         "Account":  Either of the Collection Account and Distribution Account.

         "Accrual Period": With respect to the Class S Certificates, Class C Certificates, the REMIC 0A Regular Interests, the REMIC 0B Regular Interests, the REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Uncertificated Regular Interest LT3-IC and REMIC 3 Uncertificated Regular Interest LT3-IIC, and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class A Certificates, the Mezzanine Certificates, the Mezzanine Components and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

         "Addition Notice": With respect to a transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.07, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit N.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

         "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which the Distribution Date occurs, minus the Servicing Fee Rate.

         "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the Distribution Date occurs, minus the Servicing Fee Rate.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

         "Advancing Person": As defined in Section 3.27 hereof.

         "Adverse REMIC Event": As defined in Section 10.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and the Class II-M1 Certificates or any of the Mezzanine Components, the sum of
(i) any Realized Losses allocated to such Class of Certificates or Components on any Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates or Components remaining unpaid from the previous Distribution Date.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates, the Class S Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which the Guarantor or banking or savings institutions in the State of California, the State of Delaware, the State of Maryland, the State of Minnesota, the State of New York, the Commonwealth of Pennsylvania, the State of Washington, or in the city in which the Corporate Trust Office of the Trust Administrator or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Certificate": Any Regular Certificate or Residual Certificate.

         "Certificate Margin": With respect to the Class I-A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.16% per annum and (B) after the Optional Termination Date, 0.32% per annum. With respect to the Class II-A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.35% per annum and (B) after the Optional Termination Date, 0.70% per annum. With respect to the Class II-A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.24% per annum and (B) after the Optional Termination Date, 0.48% per annum. With respect to the Class II-A3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.50% per annum and (B) after the Optional Termination Date, 1.00% per annum. With respect to the Class II-M1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.95% per annum and (B) after the Optional Termination Date, 1.425% per annum. With respect to the I-M2 Component on each Distribution Date (A) on or prior to the Optional Termination Date, 1.65% per annum and (B) after the Optional Termination Date, 2.475% per annum. With respect to the II-M2 Component on each Distribution Date (A) on or prior to the Optional Termination Date, 1.65% per annum and (B) after the Optional Termination Date, 2.475% per annum. With respect to the I-M3 Component on each Distribution Date (A) on or prior to the Optional Termination Date, 2.75% per annum and (B) after the Optional Termination Date, 4.125% per annum. With respect to the II-M3 Component on each Distribution Date (A) on or prior to the Optional Termination Date, 2.75% per annum and (B) after the Optional Termination Date, 4.125% per annum.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class A Certificates, Class II-M1 Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Class II-M1 Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to any M2 Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M2 Component and the II-M2 Component. With respect to any M3 Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M3 Component and the II-M3 Component. With respect to any Class I-C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IC. With respect to any Class II-C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IIC. The Class S Certificates will not have a Certificate Principal Balance.

         "Certificate Register": The register maintained pursuant to Section
5.02 hereof.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class I-A Certificate": Any one of the Class I-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1 executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class I-A Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $6,890,000.

         "Class I-C Certificate": Any one of the Class I-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

         "Class I-P Certificate": Any one of the Class I-P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

         "Class I-S Certificate": Any one of the Class I-S Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class II-A Certificates": The Class II-A1 Certificates, the Class II-A2 Certificates and the Class II-A3 Certificates.

         "Class II-A Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,110,000.

         "Class II-A Remaining Principal Distribution Amount": For any Distribution Date, prior to the Group II Stepdown Date or on which a Group II Trigger Event is in effect, an amount equal to the Group II Principal Distribution Amount minus the Class II-A1 Principal Distribution Amount for such Distribution Date and, for any Distribution Date, on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, an amount equal to the Class II-A Principal Distribution Amount minus the Class II-A1 Principal Distribution Amount for such Distribution Date.

         "Class II-A1 Allocation Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Class II-A1 Certificates immediately prior to such Distribution Date by
(y) the aggregate Certificate Principal Balances of the Class II-A1 Certificates, Class II-A2 Certificates and the Class II-A3 Certificates immediately prior to such Distribution Date.

         "Class II-A1 Certificate": Any one of the Class II-A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class II-A1 Principal Distribution Amount": For any Distribution Date, prior to the Group II Stepdown Date or on which a Group II Trigger Event is in effect, an amount equal to the lesser of (I) the aggregate of the Certificate Principal Balance of the Class II-A1 Certificates immediately prior to such Distribution Date and (II) the product of (x) the Group II Principal Distribution Amount and (y) the Class II-A1 Allocation Percentage for such Distribution Date and, for any Distribution Date, on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate of the Certificate Principal Balance of the Class II-A1 Certificates immediately prior to such Distribution Date and
(II) the product of (x) the Class II-A Principal Distribution Amount and (y) the Class II-A1 Allocation Percentage for such Distribution Date.

         "Class II-A2 Certificate": Any one of the Class II-A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class II-A3 Certificate": Any one of the Class II-A3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class II-C Certificate": Any one of the Class II-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

         "Class II-M1 Certificate": Any one of the Class II-M1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class II-M1 Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class II-M1 Certificate immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.50% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

         "Class II-P Certificate": Any one of the Class II-P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

         "Class II-S Certificate": Any one of the Class II-S Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class A Certificates": The Class I-A Certificates and the Class II-A Certificates.

         "Class A Principal Distribution Amount": With respect to any Distribution Date, the Class I-A Principal Distribution Amount or the Class II-A Principal Distribution Amount.

         "Class C Certificates": The Class I-C Certificates and the Class II-C Certificates.

         "Class Factors": The Trustee will determine a Class Factor (carried to eight decimal places) for each Class of Regular Certificates in connection with each Distribution Date. When the Class Factor is multiplied by the Original Class Certificate Principal Balance (or original Notional Amount) of a Certificate of that Class, the product will equal the Certificate Principal Balance (or Notional Amount) of such Certificate (after giving effect to the distribution to Certificateholders on such Distribution Date of, to the extent part of the Group I Available Funds or the Group II Available Funds, as applicable, for such Distribution Date, scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

         "Class M2 Certificate": Any one of the Class M2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 3, the I-M2 Component and the II-M2 Component.

         "Class M3 Certificate": Any one of the Class M3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 3, the I-M3 Component and the II-M3 Component.

         "Class P Certificates": The Class I-P Certificates and the Class II-P Certificates.

         "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-14, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, evidencing the ownership of the Class R-0A Interest, the Class R-0B Interest, the Class R-1A Interest, the Class R-1B Interest, the Class R-2 Interest and the Class R-3 Interest.

         "Class R-0A Interest": The Residual Interest in REMIC 0A.

         "Class R-0B Interest": The Residual Interest in REMIC 0B.

         "Class R-1A Interest": The Residual Interest in REMIC 1A.

         "Class R-1B Interest": The Residual Interest in REMIC 1B

         "Class R-2 Interest": The Residual Interest in REMIC 2.

         "Class R-3 Interest": The Residual Interest in REMIC 3.

         "Class R-X Certificate": Any one of the Class R-X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-15, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, evidencing the ownership of the Class R-X Interest.

         "Class R-X Interest": The Residual Interest in REMIC X, which interest may or may not be separately certificated.

         "Class S Certificates": The Class I-S Certificates and the Class II-S Certificates.

         "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

         "Closing Date": December 3, 2001.

         "Closing Date Mortgage Loans": The Group I Closing Date Mortgage Loans and the Group II Closing Date Mortgage Loans.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4," which must be an Eligible Account.

         "Commission": The Securities and Exchange Commission.

         "Compensating Interest": As defined in Section 3.24.

         "Component": Any one of the Mezzanine Components.

         "Component Certificates": The Class M2 Certificates and the Class M3 Certificates.

         "Component Principal Balance": With respect to any Mezzanine Components immediately prior to any Distribution Date, will be an amount equal to the Initial Component Principal Balance thereof reduced by the sum of all amounts distributed in respect of principal of such Component pursuant to Section 4.01 and Realized Losses allocated thereto on all prior Distribution Dates.

         "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer, and which office with respect to the Trustee at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, 12th Floor, Charlotte, North Carolina, 28288-1179, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Trust Administrator and the Master Servicer.

         "Corresponding Certificates": With respect to (i) REMIC 2 Regular Interest LT2B-1, (ii) REMIC 2 Regular Interest LT2C-1 and REMIC 2 Regular Interest LT2F-2, (iii) REMIC 2 Regular Interest LT2D-1 and REMIC 2 Regular Interest LT2G-2, (iv) REMIC 2 Regular Interest LT2B-2 (v) REMIC 2 Regular Interest LT2C-2, (vi) REMIC 2 Regular Interest LT2D-2, (vii) REMIC 2 Regular Interest LT2E-2, (viii) REMIC 2 Regular Interest LT2P-1 and (ix) REMIC 2 Regular Interest LT2P-2, (i) the Class I-A Certificates, (ii) the Class M2 Certificates,
(iii) the Class M3 Certificates, (iv) the Class II-A1 Certificates, (v) the Class II-A2 Certificates, (vi) the Class II-A3 Certificates, (vii) the Class II-M1 Certificates, (viii) REMIC 3 Uncertificated Regular Interest LT3-IP and
(ix) REMIC 3 Uncertificated Regular Interest LT3-IIP, respectively.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Custodial Agreement": An agreement that may be entered into or an agreement assigned to the Trustee with respect to the Mortgage Loans.

         "Custodian": A custodian, which shall not be the Depositor, the Master Servicer, the Seller or any affiliate of any of them, appointed pursuant to a Custodial Agreement.

         "Cut-off Date": With respect to each Closing Date Mortgage Loan, December 1, 2001; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

         "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to an Closing Date Mortgage Loan); Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficiency Amount": With respect to any Distribution Date, the sum of
(i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.01(b) hereof.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

         "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee or the Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) shall not be considered to Directly Operate an REO Property solely because the Trustee or the Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any: (A) "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code;
(B) "electing large partnership" within the meaning of Section 775 of the Code; or (C) other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4" and which must be an Eligible Account.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in January 2002.

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch or A-1+ by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Trust Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator, from the Trust Fund pursuant to
Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee or the Trust Administrator for the recording of the assignments of mortgage pursuant to Section 2.01.

         "Fannie Mae": Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation, or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section
2.03 or 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery Determination made thereby.

         "Fitch": Fitch, Inc., or its successor in interest.

         "Fixed Rate Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

         "Formula Rate": For any Distribution Date and the Class I-A Certificates, the Class II-A Certificates, the Class II-M1 Certificates and the Mezzanine Components, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Group I Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Group I Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group I Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group I Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount in connection with Group I Mortgage Loans), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group I Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group I Mortgage Loans for such Distribution Date,
(e) the aggregate of any Advances made by the Master Servicer or the Trust Administrator for such Distribution Date with respect to the Group I Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trust Administrator for such Distribution Date with respect to the Group I Mortgage Loans pursuant to Section 7.02(b), (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Group I Mortgage Loans occurring during the related Prepayment Period and (h) with respect to the Distribution Date immediately following the end of the Group I Pre-Funding Period, any excess amounts transferred from the Group I Pre-Funding Account (exclusive of investment income therein) after giving effect to any purchase of Subsequent Mortgage Loans over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller, the Guarantor, the NIMS Insurer or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 in respect of the Group I Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses in connection with the Group I Mortgage Loans, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (h) above, as the case may be, in connection with the Group I Mortgage Loans, in error, (c) Stayed Funds in connection with the Group I Mortgage Loans,
(d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 in connection with the Group I Mortgage Loans and
(e) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) in connection with the Group I Mortgage Loans which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

         "Group I Certificates": The Class I-A Certificates, the Class I-S Certificates, the Class I-C Certificates and the Class I-P Certificates.

         "Group I Closing Date Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Group I Closing Date Mortgage Loans as of the Cut-off Date is equal to $1,065,665,351.54.

         "Group I Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Component Principal Balances of the Group I Mezzanine Components and the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IC, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Group I Mortgage Loans plus the amount of any remaining funds in the Group I Pre-Funding Account, calculated prior to taking into account payments of principal on the Group I Mortgage Loans due on the related Due Date or received during the related Prepayment Period and distribution of the Group I Principal Distribution Amount in respect of the Certificates and Components then entitled to distributions of principal on such Distribution Date.

         "Group I Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Group I Mortgage Loans Delinquent 60 days or more by (y) the aggregate Principal Balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month.

         "Group I Excess Overcollateralized Amount": With respect to the Class I-A Certificates and the Group I Mezzanine Components and any Distribution Date, the excess, if any, of (i) the Group I Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group I Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group I Overcollateralization Target Amount for such Distribution Date.

         "Group I Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Group I Net Monthly Excess Cashflow for such Distribution Date and (y) the Group I Overcollateralization Deficiency Amount for such Distribution Date.

         "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Group I Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

         "Group I Mezzanine Components": The I-M2 Component and the I-M3 Component.

         "Group I Mortgage Loans": Those Mortgage Loans identified as Group I Mortgage Loans on the Mortgage Loan Schedule.

         "Group I Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Group I Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Group I Available Funds for such Distribution Date over (y) the sum for such Distribution Date of
(A) the Monthly Interest Distributable Amounts for the Class I-A Certificates, the Class I-S Certificates and the Group I Mezzanine Components, (B) the Unpaid Interest Shortfall Amounts for the Class I-A Certificates and the Class I-S Certificates, (C) the Group I Principal Remittance Amount, (D) the Guarantor Reimbursement Amount and (E) the Guaranty Fee.

         "Group I Original Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $312,332,448.46.

         "Group I Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Group I
Overcollateralization Target Amount exceeds the Group I Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Group I Principal Remittance Amount is applied as a principal payment on such Distribution Date).

         "Group I Overcollateralization Floor": $6,890,000.

         "Group I Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the aggregate Group I Principal Remittance Amount for such Distribution Date and (y) the Group I Excess Overcollateralized Amount.

         "Group I Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Group I Stepdown Date, $17,225,000, (ii) on or after the Group I Stepdown Date provided a Group I Trigger Event is not in effect, the greater of (x) 2.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after giving effect to the distributions of principal to be made on such Distribution Date) and (y) the Group I Overcollateralization Floor, and (iii) on or after the Group I Stepdown Date if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, the Group I Overcollateralization Target Amount shall never exceed the initial Group I Overcollateralization Target Amount.

         "Group I Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Stated Principal Balance of the Group I Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after giving effect to distributions of principal to be made on such Distribution Date) plus the amount of any remaining funds in the Group I Pre-Funding Account (exclusive of any investment income therein) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class I-A Certificates, the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IP and the aggregate Component Principal Balances of the Group I Mezzanine Components as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         "Group I Pre-Funding Account": The Account established and maintained pursuant to Section 4.10, as defined therein.

         "Group I Pre-Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which the amount on deposit in the Group I Pre-Funding Account (exclusive of investment income therein) has been reduced to zero or (b) December 31, 2001.

         "Group I Principal Distribution Amount": The sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Group I
Overcollateralization Release Amount for such Distribution Date, and (ii) the Group I Extra Principal Distribution Amount for such Distribution Date.

         "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans,
(vi) in the case of the Distribution Date immediately following the end of the Group I Pre-Funding Period, the amount of any remaining funds in the Group I Pre-Funding Account not used by the Trustee to purchase Subsequent Mortgage Loans and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group I Mortgage Loans.

         "Group I Reserve Fund": The reserve fund established pursuant to
Section 3.26.

         "Group I Stepdown Date": The earlier of (a) the Distribution Date in January 2005 and (b) the date on which the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero.

         "Group I Subsequent Mortgage Loan": A Group I Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.07, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

         "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Distribution Date if the Group I Delinquency Percentage exceeds 80% of the Group I Credit Enhancement Percentage.

         "Group II Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Group II Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group II Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group II Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount in connection with Group II Mortgage Loans), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group II Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group II Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer or the Trust Administrator for such Distribution Date with respect to the Group II Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trust Administrator for such Distribution Date with respect to the Group II Mortgage Loans pursuant to Section 7.02(b), (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Group II Mortgage Loans occurring during the related Prepayment Period and (h) with respect to the Distribution Date immediately following the end of the Group II Pre-Funding Period, any excess amounts transferred from the Group II Pre-Funding Account (exclusive of investment income therein) after giving effect to any purchase of Subsequent Mortgage Loans over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller, the Guarantor, the NIMS Insurer or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 in respect of the Group II Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses in connection with the Group II Mortgage Loans, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (h) above, as the case may be, in connection with the Group II Mortgage Loans, in error, (c) Stayed Funds in connection with the Group II Mortgage Loans, (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 in connection with the Group II Mortgage Loans and (e) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) in connection with the Group II Mortgage Loans which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

         "Group II Certificates": The Class II-A Certificates, the Class II-S Certificates, the Group II-M1 Certificates, the Class II-C Certificates and the Class II-P Certificates.

         "Group II Closing Date Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Group II Closing Date Mortgage Loans as of the Cut-off Date is equal to $503,325,389.61.

         "Group II Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balances of the Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IIC and the aggregate Component Principal Balances of the Group II Mezzanine Components, and the denominator of which is (y) the sum of the aggregate Stated Principal Balance of the Group II Mortgage Loans plus the amount of any remaining funds in the Group II Pre-Funding Account, calculated prior to taking into account payments of principal on the Group II Mortgage Loans due on the related Due Date or received during the related Prepayment Period and distribution of the Group II Principal Distribution Amount in respect of the Certificates and Components then entitled to distributions of principal on such Distribution Date.

         "Group II Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Group II Mortgage Loans Delinquent 60 days or more by (y) the aggregate Principal Balance of the Group II Mortgage Loans, in each case, as of the last day of the previous calendar month.

         "Group II Excess Overcollateralized Amount": With respect to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components and any Distribution Date, the excess, if any, of (i) the Group II Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group II Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group II Overcollateralization Target Amount for such Distribution Date.

         "Group II Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Group II Net Monthly Excess Cashflow for such Distribution Date and (y) the Group II Overcollateralization Deficiency Amount for such Distribution Date.

         "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Group II Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

         "Group II Mezzanine Components": The II-M2 Component and the Class II-M3 Component.

         "Group II Mortgage Loans": Those Mortgage Loans identified as Group II Mortgage Loans on the Mortgage Loan Schedule.

         "Group II Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Group II Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Group II Available Funds for such Distribution Date over (y) the sum for such Distribution Date of
(A) the Monthly Interest Distributable Amounts for the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components, (B) the Unpaid Interest Shortfall Amounts for the Class II-A Certificates and the Class II-S Certificates and (C) the Group II Principal Remittance Amount.

         "Group II Original Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $118,674,610.39.

         "Group II Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Group II
Overcollateralization Target Amount exceeds the Group II Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Group II Principal Remittance Amount is applied as a principal payment on such Distribution Date).

         "Group II Overcollateralization Floor": $3,110,000.

         "Group II Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the aggregate Group II Principal Remittance Amount for such Distribution Date and (y) the Group II Excess Overcollateralized Amount.

         "Group II Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Group II Stepdown Date, $7,775,000, (ii) on or after the Group II Stepdown Date provided a Group II Trigger Event is not in effect, the greater of (x) 2.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after giving effect to the distributions of principal to be made on such Distribution Date) and (y) the Group II Overcollateralization Floor, and (iii) on or after the Group II Stepdown Date if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, the Group II Overcollateralization Target Amount shall never exceed the initial Group II Overcollateralization Target Amount.

         "Group II Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Stated Principal Balance of the Group II Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after giving effect to the distributions of principal to be made on such Distribution Date) plus the amount of any remaining funds in the Group II Pre-Funding Account (exclusive of any investment income therein) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class II-A Certificates and the Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IIP, and the aggregate Component Principal Balances of the Group II Mezzanine Components as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         "Group II Pre-Funding Account": The Account established and maintained pursuant to Section 4.10, as defined therein.

         "Group II Pre-Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which the amount on deposit in the Group II Pre-Funding Account (exclusive of investment income therein) has been reduced to zero or (b) December 31, 2001.

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Group II Overcollateralization Release Amount for such Distribution Date, and (ii) the Group II Extra Principal Distribution Amount for such Distribution Date.

         "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans, (vi) in the case of the Distribution Date immediately following the end of the Group II Pre-Funding Period, the amount of any remaining funds in the Group II Pre-Funding Account not used by the Trustee to purchase Subsequent Mortgage Loans and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group II Mortgage Loans.

         "Group II Reserve Fund": The reserve fund established pursuant to
Section 3.26.

         "Group II Stepdown Date": The earlier of (a) the Distribution Date in January 2005 and (b) the date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero.

         "Group II Subsequent Mortgage Loan": A Group II Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.07, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

         "Group II Trigger Event": A Group II Trigger Event has occurred with respect to a Distribution Date if the Group II Delinquency Percentage exceeds 50% of the Group II Credit Enhancement Percentage.

         "Guaranteed Certificates": The Class I-A Certificates and the Class I-S Certificates.

         "Guaranteed Interest Distribution Amount": For any Distribution Date and the Guaranteed Certificates, the amount, if any, after giving effect to the distributions of the Guaranty Fee and the Guarantor Reimbursement Amount to the Guarantor and the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount to the Guaranteed Class I-S Certificates, by which the (i) sum of (x) the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount payable on the Guaranteed Certificates for such Distribution Date and (y) the Net Prepayment Interest Shortfalls and the Relief Act Interest Shortfalls allocated to the Guaranteed Certificates for such Distribution Date exceeds (ii) the amount of interest actually paid (without giving effect to any Guarantor Payment) to the Holders of the related Classes of Guaranteed Certificates on such Distribution Date.

         "Guaranteed Principal Distribution Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after giving effect to all amounts distributable and allocable to principal on such Class I-A Certificates but prior to giving effect to any Guarantor Payment on such Distribution Date) exceeds (ii) the sum of the aggregate Stated Principal Balance of the Group I Mortgage Loans (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) plus the amount of any remaining funds in the Group I Pre-Funding Account (exclusive of any investment income therein).

         "Guarantor": Fannie Mae, or its successor in interest.

         "Guarantor Interest Reimbursement Amount": With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guaranty Fees, not including the Guaranty Fee due on such Distribution Date, and (ii) the sum of all amounts paid by the Guarantor in respect of Guaranteed Interest Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed.

         "Guarantor Payment": Any payment made by the Guarantor in respect of a Guaranteed Interest Distribution Amount or a Guaranteed Principal Distribution Amount.

         "Guarantor Principal Reimbursement Amount": With respect to any Distribution Date, the sum of all amounts paid by the Guarantor in respect of Guaranteed Principal Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed.

         "Guarantor Reimbursement Amount": With respect to any Distribution Date, the sum of Guarantor Interest Reimbursement Amount and the Guarantor Principal Reimbursement Amount.

         "Guaranty": The obligations of the Guarantor pursuant to Section 4.09.

         "Guaranty Fee": For any Distribution Date and with respect to the Guaranteed Certificates, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the applicable Guaranty Fee Rate for such Guaranteed Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

         "Guaranty Fee Rate": The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Trust Administrator, the Seller and the Master Servicer.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Information Supplement": The Information Supplement of the Depositor dated November 27, 2001, relating to the Guaranteed Certificates.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate (other than any Class S Certificate), the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Initial Component Principal Balance": With respect to the I-M2 Component, $82,680,000; the II-M2 Component, $32,655,000; the I-M3 Component, $55,120,000; and the II-M3 Component, $20,215,000.

         "Insured Indenture": The indenture, if any, entered into following the Closing Date, among Long Beach Asset Holdings Corp. CI-1, as Issuer, Long Beach Asset Holdings CI-1 LLC, as co-issuer, and Bankers Trust Company of California, N.A., as indenture trustee, relating to the Insured NIM Notes to be issued thereunder.

         "Insured NIM Notes": Those certain net interest margin securities issued by Long Beach Asset Holdings Corp. CI-1 which are backed by certain Class C Certificates and Class P Certificates and insured by the NIMS Insurer.

         "Initial Notional Amount": With respect to any Class S Certificate or Class C Certificate, the amount designated "Initial Notional Amount" on the face thereof.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LIBOR": With respect to each Accrual Period, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for United States dollar deposits of one-month maturity set forth by the British Bankers' Association (the "BBA"), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trust Administrator will obtain such from Reuters Monitor Money Rates Service page "LIBOR01" or Bloomberg L.P. page "BBAM." Alternatively, the Trust Administrator may request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trust Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         The Trust Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

         "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open for conducting transactions in foreign currency and exchange.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 9.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.23 or Section 9.01.

         "Loan Group I":  All of the Group I Mortgage Loans collectively.

         "Loan Group II":  All of the Group II Mortgage Loans collectively.

         "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the Mortgage Loan and any other mortgage loan secured by a senior lien on the related Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Marker Rate 1": With respect to REMIC 3 Uncertificated Regular Interest LT3-IC and any Distribution Date other than the first Distribution Date, a per annum rate equal to 2 times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, and REMIC 2 Regular Interest LT2E-1, with the rate on REMIC 2 Regular Interest LT2B-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class I-A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class I-A Certificates, with the rate on REMIC 2 Regular Interest LT2C-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, with the rate on REMIC 2 Regular Interest LT2D-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, with the rate on REMIC 2 Regular Interest LT2E-1 subject to a cap of zero for the purpose of this calculation, provided that in each case the rate used herein shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30. With respect to REMIC 3 Uncertificated Regular Interest LT3-IC and the first Distribution Date, a per annum rate equal to the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, and REMIC 2 Regular Interest LT2E-1.

         "Marker Rate 2": With respect to REMIC 3 Uncertificated Regular Interest LT3-IIC and any Distribution Date other than the first Distribution Date, a per annum rate equal to 2 times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, and REMIC 2 Regular Interest LT2H-2 with the rate on REMIC 2 Regular Interest LT2B-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, with the rate on REMIC 2 Regular Interest LT2C-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A2 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, with the rate on REMIC 2 Regular Interest LT2D-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A3 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, with the rate on REMIC 2 Regular Interest LT2E-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Certificates, with the rate on REMIC 2 Regular Interest LT2F-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components, with the rate on REMIC 2 Regular Interest LT2G-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components, with the rate on REMIC 2 Regular Interest LT2H-2 subject to a cap of zero for the purpose of this calculation, provided that in each case the rate used herein shall be multiplied by a fraction the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30. With respect to REMIC 3 Uncertificated Regular Interest LT3-IIC and the first Distribution Date, a per annum rate equal to the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, and REMIC 2 Regular Interest LT2H-2.

         "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

         "Master Servicer Event of Default": One or more of the events described in Section 7.01.

         "Master Servicer Prepayment Charge Payment Amount": The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth Section 2.04(a)(viii) or (ii) collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

         "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day preceding the Distribution Date.

         "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

         "Maximum Cap Rate":

         For any Distribution Date and the Class I-A Certificates and the Group I Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the sum of (A) the product of (I) the Guaranty Fee Rate and (II) the percentage equivalent of a fraction, the numerator of which is (w) the Certificate Principal Balance of the Class I-A Certificates, and the denominator of which is (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (B) the percentage equivalent of a fraction, the numerator of which is
(y) the Pass-Through Rate for the Class I-S Certificates for such Distribution Date multiplied by the I-S Notional Amount and the denominator of which is (z) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         For any Distribution Date and the Class II-A Certificates, Class II-M1 Certificates and the Group II Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, the numerator of which is (y) the Pass-Through Rate for the Class II-S Certificates for such Distribution Date multiplied by the II-S Notional Amount and the denominator of which is (z) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Maximum LT2E-1 Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the sum of:

         (A) the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT2E-1 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2E-1 minus the REMIC 2 Overcollateralized Amount 1, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2B-1 with the rate on REMIC 2 Regular Interest LT2B-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class I-A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class I-A Certificates, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2C-1 with the rate on REMIC 2 Regular Interest LT2C-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M2 Component and
                  (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2D-1 with the rate on REMIC 2 Regular Interest LT2D-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, provided, that in each case the rates set forth in clauses (i) above shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30, and

         (B)      the REMIC 2 Group I Diverted Excess Spread.

         "Maximum LT2H-2 Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the sum of:

         (A) the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT2H-2 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2H-2 minus the REMIC 2 Overcollateralized Amount 2, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2B-2 with the rate on REMIC 2 Regular Interest LT2B-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2C-2 with the rate on REMIC 2 Regular Interest LT2C-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A2 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2D-2 with the rate on REMIC 2 Regular Interest LT2D-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A3 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2E-2 with the rate on REMIC 2 Regular Interest LT2E-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Certificates, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2F-2 with the rate on REMIC 2 Regular Interest LT2F-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components, and Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2G-2 with the rate on REMIC 2 Regular Interest LT2G-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M3 Component and
                  (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components, provided, that in each case the rates set forth in clauses (i) above shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30, and

         (B)      the REMIC 2 Group II Diverted Excess Spread.

         "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Mezzanine Certificates": The Class II-M1 Certificates, the Class M2 Certificates and the Class M3 Certificates.

         "Mezzanine Components": The Group I Mezzanine Components and the Group II Mezzanine Components.

         "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Class II-M1 Certificates, the Mezzanine Components, the Class S Certificates, REMIC 3 Uncertificated Regular Interest LT3-IC and REMIC 3 Uncertificated Regular Interest LT3-IIC and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class S Certificates, REMIC 3 Uncertificated Regular Interest LT3-IC and REMIC 3 Uncertificated Regular Interest LT3-IIC) of such Class or on the Component Principal Balance, in the case of the Mezzanine Components, on such Component immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls and in each case as such shortfall allocations are set forth in Section 1.03. With respect to the Class I-C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the Monthly Interest Distributable Amount for REMIC 3 Uncertificated Regular Interest LT3-IC for such Distribution Date. With respect to the Class II-C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the Monthly Interest Distributable Amount for REMIC 3 Uncertificated Regular Interest LT3-IIC for such Distribution Date. Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the Class I-S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1A, Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1B, Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1C, and Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1D for such Distribution Date and the Monthly Interest Distributable Amount for the Class II-S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2A, Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2B, Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2C, and Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2D for such Distribution Date.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trust Administrator pursuant to Section 2.01 or
Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 0A and REMIC 0B on such date, attached hereto as Exhibit D, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

                  (i) the Mortgagor's name and the Master Servicer's Mortgage Loan identifying number;

                  (ii) the street address of the Mortgaged Property including the state and zip code;

                  (iii) a code indicating whether the Mortgaged Property is owner-occupied;

                  (iv) the type of Residential Dwelling constituting the Mortgaged Property;

                  (v)      the original months to maturity;

                  (vi) the Loan-to-Value Ratio and the combined Loan-to-Value Ratio at origination;

                  (vii) the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (viii) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (ix)     the stated maturity date;

                  (x) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage
                           Loan);

                  (xi) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xii)    the original principal amount of the Mortgage Loan;

                  (xiii) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (xiv) whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan: (a) the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate, (d) the Periodic Rate Cap for the first Adjustment Date and each subsequent Adjustment Date and (e) the next Adjustment Date immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage
                           Loan);

                  (xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (xvi)    the Mortgage Rate at origination;

                  (xvii)   a code indicating the documentation program;

                  (xviii)  the Seller's risk grade and the FICO score;

                  (xix)    the Value of the Mortgaged Property;

                  (xx) the sale price of the Mortgaged Property, if applicable;

                  (xxi) whether such Mortgage Loan is secured by a first lien or a second lien on the related Mortgaged Property;

                  (xxii)   the date of origination;

                  (xxiii) the stated remaining months to maturity as of the Cut-off Date (or related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (xxiv) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date (or related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (xxv) the interest "paid to date" of the Mortgage Loan as of the Cut-off Date (or related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  (xxvi) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan;

                  (xxvii) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

                  (xxviii) the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan); and

                  (xxix) the number of years the prepayment penalty is in effect.

         The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date (or each Subsequent Cut-off Date, with respect to Subsequent Mortgage Loans): (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. The Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans, and therefore in REMIC 0A, and those that are included in Group II Mortgage Loans and therefore in REMIC 0B.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof and as supplemented by any Subsequent Mortgage Loans identified on each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument.

         "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

         "Net Monthly Excess Cashflow": With respect to each Distribution Date, the Group I Net Monthly Excess Cashflow or Group II Net Monthly Excess Cashflow.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate":

         For any Distribution Date (other than the first Distribution Date) and the Class I-A Certificates and the Group I Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the sum of (A) the product of (I) the Guaranty Fee Rate and (II) the percentage equivalent of a fraction, the numerator of which is (w) the Certificate Principal Balance of the Class I-A Certificates, and the denominator of which is (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the first date of the month preceding the month of such Distribution Date and (B) the percentage equivalent of a fraction, the numerator of which is (x) the Pass-Through Rate for the Class I-S Certificates for such Distribution Date multiplied by the Class I-S Notional Amount and the denominator of which is (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         For any Distribution Date (other than the first Distribution Date) and the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, the numerator of which is (x) the Pass-Through Rate for the Class II-S Certificates for such Distribution Date multiplied by the Class II-S Notional Amount and the denominator of which is (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Net WAC Rate Carryover Amount": With respect to the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components and any Distribution Date for which the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date is the Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been payable to such Class of Certificates or such Component on such Distribution Date if the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest payable on such Class of Certificates or such Component at the Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates or such Component for the most recently ended Accrual Period.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "NIM Notes": Insured NIM Notes and/or the Uninsured NIM Notes, as applicable.

         "NIMS Insurer": Radian Insurance Inc. or any successor thereto that shall be the insurer under an insurance policy insuring certain payments on NIM Notes, if any, issued by Long Beach Asset Holdings Corp. CI-1, and backed by the Class C Certificates and the Class P Certificates; provided, however, upon the occurrence of a Note Insurer Switch Event (as defined in the Insured Indenture), the NIMS Insurer shall be Financial Security Assurance Inc.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": With respect to the Class I-S Certificates, immediately prior to any Distribution Date up to and including the Distribution Date in October 2002, the sum of the Uncertificated Principal Balances of REMIC 1A Regular Interest LT1A-2 and REMIC 1A Regular Interest LT1A-3, and, immediately prior to any subsequent Distribution Date, an amount equal to the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-2. With respect to the Class II-S Certificates, immediately prior to any Distribution Date up to and including the Distribution Date in October 2002, the sum of the Uncertificated Principal Balances of REMIC 1B Regular Interest LT1B-2 and REMIC 1B Regular Interest LT1B-3, and, immediately prior to any subsequent Distribution Date, an amount equal to the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-2. With respect to REMIC 3 Uncertificated Regular Interest LT3-IC, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 2 Group I Regular Interests. With respect to the REMIC 3 Uncertificated Regular Interest LT3-IIC, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 2 Group II Regular Interests. With respect to the Class I-C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of REMIC 3 Uncertificated Regular Interest LT3-IC. With respect to the Class II-C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of REMIC 3 Uncertificated Regular Interest LT3-IIC.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, or the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Terminator may elect to terminate the Trust Fund pursuant to Section 9.01.

         "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates and the Class P Certificate, the corresponding Certificate Principal Balance on the Closing Date.

         "Original Class Notional Amount": With respect to the Class I-S Certificates, $155,025,000. With respect to the Class II-S Certificates, $69,975,000. With respect to REMIC 3 Uncertificated Regular Interest LT3-IC and the Class I-C Certificates, $1,378,000,000. With respect to REMIC 3 Uncertificated Regular Interest LT3-IIC and the Class II-C Certificates, $622,000,000.

         "Original Pre-Funded Amount": The sum of the Group I Original Pre-Funded Amount and the Group II Original Pre-Funded Amount.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":

         With respect to the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components and any Distribution Date (other than the first Distribution Date), the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Certificates or Components for such Distribution Date. With respect to the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components and the first Distribution Date, the related Formula Rate for such Distribution Date.

         With respect to the Class S Certificates and any Distribution Date, a per annum rate equal to 6.00% for the Distribution Date in January 2002 through the Distribution Date in October 2002, 5.25% for the Distribution Date in November 2002 through the Distribution Date in August 2003, 3.75% for the Distribution Date in September 2003 through the Distribution Date in June 2004 and 0.00% thereafter; provided, however, for federal income tax purposes and under the REMIC Provisions, (A) the Class S Certificates will not have a Pass-Through Rate, (B) the Monthly Interest Distributable Amount for the Class I-S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1A, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1B, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1C, and the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1D for such Distribution Date, (C) the Monthly Interest Distributable Amount for the Class II-S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interests LT2S-2A, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2B, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2C, and the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2D for such Distribution Date, (D) the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for the Class I-S Certificates and any Distribution Date will be deemed to be 100% of the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1A, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1B, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1C, and the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-1D for such Distribution Date, and
(E) the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for the Class II-S Certificates and any Distribution Date will be deemed to be 100% of the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2A, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2B, the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2C, and the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2S-2D.

         With respect to REMIC 3 Uncertificated Regular Interest LT3-IC and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the excess of (a) the sum of the amounts calculated pursuant to clauses (A) through (F) below over (b) the Guarantee Fee for such Distribution Date, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 2A Regular Interests. For purposes of calculating the Pass-Through Rate for REMIC 3 Uncertificated Regular Interest LT3-IC, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2A-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2A-1;

                  (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2B-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B-1;

                  (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2C-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2C-1;

                  (D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2D-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2D-1;

                  (E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2E-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2E-1; and

                  (F) 100% of the interest on REMIC 2 Regular Interest LT2P-1;

         With respect to REMIC 3 Uncertificated Regular Interest LT3-IIC and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below for such Distribution Date, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 2B Regular Interests. For purposes of calculating the Pass-Through Rate for REMIC 3 Uncertificated Regular Interest LT3-IIC, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2A-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2A-2;

                  (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2B-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B-2;

                  (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2C-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2C-2;

                  (D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2D-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2D-2;

                  (E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2E-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2E-2;

                  (F) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2F-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2F-2;

                  (G) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2G-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2G-2;

                  (H) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2H-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2H-2; and

                  (I) 100% of the interest on REMIC 2 Regular Interest LT2P-2.

                  With respect to the Class I-C Certificates and any Distribution Date, a per annum rate equal to the Pass-Through Rate on REMIC 3 Uncertificated Regular Interest LT3-IC for such Distribution Date, and with respect to the Class II-C Certificates and any Distribution Date, a per annum rate equal to the Pass-Through Rate on REMIC 3 Uncertificated Regular Interest LT3-IIC for such Distribution Date; provided, however, for federal income tax purposes and under the REMIC Provisions, (A) the Class C Certificates will not have a Pass-Through Rate, (B) the Monthly Interest Distributable Amount for the Class I-C Certificates and any Distribution Date will be deemed to be the Monthly Interest Distributable Amount for REMIC 3 Uncertificated Regular Interest LT3-IC for such Distribution Date, and (C) the Monthly Interest Distributable Amount for the Class II-C Certificates and any Distribution Date will be deemed to be the Monthly Interest Distributable Amount for REMIC 3 Uncertificated Regular Interest LT3-IIC for such Distribution Date.

         "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Notional Amount of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer, the Trustee or the Trust Administrator serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Trust Administrator or their respective agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Fitch and the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, rated A-1+ or higher by S&P and rated A2 or higher by Moody's;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by Fitch (if rated by Fitch), "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Prepayment Assumption": The pricing prepayment assumption as described in the Prospectus Supplement.

         "Pre-Funding Account": The Group I Pre-Funding Account or the Group II Pre-Funding Account.

         "Pre-Funding Period": The Group I Pre-Funding Period or the Group II Pre-Funding Period.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii)    the state of origination of the related Mortgage
                           Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v)      the term of the related Prepayment Charge; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         "Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

         "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Distribution Amount": With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         "Prospectus Supplement": That certain Prospectus Supplement dated November 30, 2001 relating to the public offering of the Class II-A Certificates, the Class II-S Certificates and the Mezzanine Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11 (a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer, the Guarantor, the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation.

         Notwithstanding the foregoing, if an amount of Mortgage Loans that is in excess of 2% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount (measured by the aggregate principal balance) of Mortgage Loans have previously been repurchased (exclusive of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a Purchase Price paid in connection with Section 9.01).

         "Qualified Insurer":  Any insurance company acceptable to Fannie Mae.

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting criteria and guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified Substituted Mortgage Loans substituted for Deleted Mortgage Loans that are Group I Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae loan limits as of the date of its origination and be otherwise acceptable to the Guarantor, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, and (xiv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage
Loan), the Loan-to-Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         Notwithstanding the foregoing, if an amount of Mortgage Loans that is in excess of 2% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount (measured by the aggregate principal balance) of Mortgage Loans have previously been repurchased (exclusive of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage Loan shall also have a Prepayment Charge provision at least as favorable to the Holders of the related Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.

         "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and Master Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Mortgage Loan.

         "Record Date": With respect to (i) the Class S Certificates, the Class P Certificates, the Class C Certificates, the Residual Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates and the Mezzanine Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trust Administrator with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trust Administrator with the consent of the NIMS Insurer which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": The Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 0A": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Group I Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property acquired with respect to a Group I Mortgage Loan, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Group I Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Group I Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the obligations of the Guarantor to the Holders of the Guaranteed Certificates under the Guaranty and, (vi) solely to the extent that they relate to the Group I Mortgage Loans or payments or property received on or with respect to the Group I Mortgage Loans, the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Pre-Funding Accounts, the Reserve Funds and Master Servicer Prepayment Charge Payment Amounts.

         "REMIC 0A Regular Interest LT0A-1": One of the separate non-certificated beneficial ownership interests in REMIC 0A issued hereunder and designated as a Regular Interest in REMIC 0A. REMIC 0A Regular Interest LT0A-1 shall accrue interest at the related Uncertificated REMIC 0A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0A Regular Interest LT0A-2": One of the separate non-certificated beneficial ownership interests in REMIC 0A issued hereunder and designated as a Regular Interest in REMIC 0A. REMIC 0A Regular Interest LT0A-2 shall accrue interest at the related Uncertificated REMIC 0A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0A Regular Interest LT0A-P": One of the separate non-certificated beneficial ownership interests in REMIC 0A issued hereunder and designated as a Regular Interest in REMIC 0A. REMIC 0A Regular Interest LT0A-P shall accrue interest at the related Uncertificated REMIC 0A Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Group I Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0A Regular Interests": REMIC 0A Regular Interest LT0A-1, REMIC 0A Regular Interest LT0A-2, and REMIC 0A Regular Interest LT0A-P.

         "REMIC 0B": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Group II Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property acquired with respect to a Group II Mortgage Loan, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Group II Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Group II Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), and (v) solely to the extent that they relate to the Group II Mortgage Loans or payments or property received on or with respect to the Group II Mortgage Loans, the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Pre-Funding Accounts, the Reserve Funds and Master Servicer Prepayment Charge Payment Amounts.

         "REMIC 0B Regular Interest LT0B-1": One of the separate non-certificated beneficial ownership interests in REMIC 0B issued hereunder and designated as a Regular Interest in REMIC 0B. REMIC 0B Regular Interest LT0B-1 shall accrue interest at the related Uncertificated REMIC 0B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0B Regular Interest LT0B-2": One of the separate non-certificated beneficial ownership interests in REMIC 0B issued hereunder and designated as a Regular Interest in REMIC 0B. REMIC 0B Regular Interest LT0B-2 shall accrue interest at the related Uncertificated REMIC 0B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0B Regular Interest LT0B-P": One of the separate non-certificated beneficial ownership interests in REMIC 0B issued hereunder and designated as a Regular Interest in REMIC 0B. REMIC 0B Regular Interest LT0B-P shall accrue interest at the related Uncertificated REMIC 0B Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Group II Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 0B Regular Interests": REMIC 0B Regular Interest LT0B-1, REMIC 0B Regular Interest LT0B-2, and REMIC 0B Regular Interest LT0B-P.

         "REMIC 1A": The segregated pool of assets consisting of all of the REMIC 0A Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 2, as holder of the REMIC 1A Regular Interests and the Class R Certificateholders, as holders of the Class R-1A Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 1A Regular Interest LT1A-1": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-1 shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1A Regular Interest LT1A-2": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-2 shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1A Regular Interest LT1A-3": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-3 shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1A Regular Interest LT1A-P": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-P shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 0A Regular Interest LT0A-P.

         "REMIC 1A Regular Interests": REMIC 1A Regular Interest LT1A-1, REMIC 1A Regular Interest LT1A-2, REMIC 1A Regular Interest LT1A-3 and REMIC 1A Regular Interest LT1A-P.

         "REMIC 1B": The segregated pool of assets consisting of all of the REMIC 0B Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 2, as holder of the REMIC 1B Regular Interests and the Class R Certificateholders, as holders of the Class R-1B Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 1B Regular Interest LT1B-1": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-1 shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1B Regular Interest LT1B-2": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-2 shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1B Regular Interest LT1B-3": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-3 shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1B Regular Interest LT1B-P": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-P shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 0B Regular Interest LT0B-P.

         "REMIC 1B Regular Interests": REMIC 1B Regular Interest LT1B-1, REMIC 1B Regular Interest LT1B-2, REMIC 1B Regular Interest LT1B-3, and REMIC 1B Regular Interest LT1B-P.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1A Regular Interests and the REMIC 1B Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Group I Diverted Excess Spread": 1% of any amount of Group I Net Monthly Excess Cash Flow that, pursuant to Section 4.01(d)(i)(b), is used to make payments to the Class II-A Certificates, the Class II-M1 Certificates, or a Group II Mezzanine Component.

         "REMIC 2 Group I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding plus the amount of any remaining funds in the Group I Pre-Funding Account and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2A-1 minus Marker Rate 1, divided by (b) 12.

         "REMIC 2 Group I Regular Interests": REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1, and REMIC 2 Regular Interest LT2P-1.

         "REMIC 2 Group II Diverted Excess Spread": 1% of any amount of Group II Net Monthly Excess Cash Flow that, pursuant to Section 4.01(d)(ii)(b), is ued to make payments to the Class I-A Certificates or a Group II Mezzanine Component.

         "REMIC 2 Group II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding plus the amount of any remaining funds in the Group II Pre-Funding Account and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2A-2 minus Marker Rate 2, divided by (b) 12.

         "REMIC 2 Group II Regular Interests": REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2, REMIC 2 Regular Interest LT2P-2.

         "REMIC 2 Overcollateralization Target Amount 1": 1% of the Group I Overcollateralization Target Amount.

         "REMIC 2 Overcollateralization Target Amount 2": 1% of the Group II Overcollateralization Target Amount.

         "REMIC 2 Overcollateralized Amount 1": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1, and REMIC 2 Regular Interest LT2P-1 minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, and REMIC 2 Regular Interest LT2D-1, in each case as of such date of determination.

         "REMIC 2 Overcollateralized Amount 2": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2, and REMIC 2 Regular Interest LT2P-2 minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, and REMIC 2 Regular Interest LT2G-2, in each case as of such date of determination.

         "REMIC 2 Principal Loss Allocation Amount 1": With respect to any Distribution Date, an amount equal to the product of (i) the sum of the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding plus the amount of any remaining funds in the Group I Pre-Funding Account and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, and REMIC 2 Regular Interest LT2D-1 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, and REMIC 2 Regular Interest LT2E-1.

         "REMIC 2 Principal Loss Allocation Amount 2": With respect to any Distribution Date, an amount equal to the product of (i) the sum of the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding plus the amount of any remaining funds in the Group II Pre-Funding Account and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, and REMIC 2 Regular Interest LT2G-2 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, and REMIC 2 Regular Interest LT2H-2.

         "REMIC 2 Regular Interest LT2A-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2A-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2A-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2A-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2B-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2B-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2B-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2B-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2C-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2C-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2C-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2C-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2D-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2D-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2D-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2D-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2E-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2E-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2E-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2E-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2F-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2F-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2G-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2G-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2H-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2H-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest LT2P-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2P-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1A Regular Interest LT1P-1.

         "REMIC 2 Regular Interest LT2P-2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2P-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1B Regular Interest LT1P-2.

         "REMIC 2 Regular Interest LT2S-1A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-1A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-1B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-1B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-1C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-1C shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-1D": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-1D shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-2A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-2A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-2B": One of the separate non-certificated beneficial ownership interests in REMIC-2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-2B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-2C": One of the separate non-certificated beneficial ownership interests in REMIC-2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-2C shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest LT2S-2D": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2S-2D shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1, REMIC 2 Regular Interest LT2P-1, REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C, REMIC 2 Regular Interest LT2S-1D, REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2, REMIC 2 Regular Interest LT2P-2, REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C, and REMIC 2 Regular Interest LT2S-2D.

         "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates), REMIC X, as the holder of REMIC 3 Uncertificated Regular Interests, and the Class R Certificateholders, as holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 3 Uncertificated Regular Interest LT3-IC": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as an Uncertificated Regular Interest in REMIC 3. REMIC 3 Uncertificated Regular Interest LT3-IC shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 3 Uncertificated Regular Interest LT3-IP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as an Uncertificated Regular Interest in REMIC 3. REMIC 3 Uncertificated Regular Interest LT3-IP shall be entitled to any amounts distributed to REMIC 2 Regular Interest LT2P-1.

         "REMIC 3 Uncertificated Regular Interest LT3-IIC": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as an Uncertificated Regular Interest in REMIC 3. REMIC 3 Uncertificated Regular Interest LT3-IIC shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 3 Uncertificated Regular Interest LT3-IIP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as an Uncertificated Regular Interest in REMIC 3. REMIC 3 Uncertificated Regular Interest LT3-IIP shall be entitled to any amounts distributed to REMIC 2 Regular Interest LT2P-2.

         "REMIC 3 Uncertificated Regular Interests": REMIC 3 Uncertificated Regular Interest LT3-IC, REMIC 3 Uncertificated Regular Interest LT3-IIC, REMIC 3 Uncertificated Regular Interest LT3-IP, and REMIC 3 Uncertificated Regular Interest LT3-IIP.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interests": The REMIC 0A Regular Interests, the REMIC 0B Regular Interests, the REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Uncertificated Regular Interests.

         "REMIC X": The segregated pool of assets consisting of the REMIC 3 Uncertificated Regular Interests, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee pursuant to Section 4.04.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Representative, in the form of Exhibit E-1 or E-2 attached hereto.

         "Reserve Funds": The Group I Reserve Fund and the Group II Reserve
Fund.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trust Administrator with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trust Administrator with the consent of the NIMS Insurer are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, respectively, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         "Seller": Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate": 0.50% per annum.

         "Servicing Representative": Any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Specially Serviced Mortgage Loan": A Mortgage Loan that (i) has been delinquent in payment with respect to three or more monthly payments (provided, however, that the third such payment shall not be deemed to be delinquent for purposes of this clause (i) until the close of business on the last day of the month in which such payment first became due), and (ii) has been transferred to the Special Servicer in accordance with Section 3.13.

         "Startup Day": As defined in Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date (or any Subsequent Cut-off Date, as applicable), to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section
4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date (or any Subsequent Cut-off Date, as applicable), to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

         "Stepdown Date": The Group I Stepdown Date or the Group II Stepdown
Date.

         "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

         "Subsequent Mortgage Loan": Any of the Group I Subsequent Mortgage Loan or the Group II Subsequent Mortgage Loan.

         "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

         "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit M, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Substitution Adjustment": An amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan that the Seller is required to deposit in the Collection Account on or prior to the next succeeding Determination Date in connection with a substitution of a Qualified Substitute Mortgage Loan.

         "Substitution Shortfall Amount": As defined in Section 2.03(d) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price": As defined in Section 9.01(a) hereof.

         "Terminator":  As defined in Section 9.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": The Group I Trigger Event or the Group II Trigger
Event.

         "Trust": Long Beach Mortgage Loan Trust 2001-4, the trust created hereunder.

         "Trust Administrator": Bankers Trust Company of California, N.A., a national banking association, or its successor in interest, or any successor Trust Administrator appointed as herein provided.

         "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 0A, REMIC 0B, REMIC 1A, REMIC 1B, REMIC 2, REMIC 3, REMIC X, the Pre-Funding Accounts, the Reserve Funds and any Master Servicer Prepayment Charge Payment Amounts.

         "Trust REMIC": Any of REMIC 0A, REMIC 0B, REMIC 1A, REMIC 1B, REMIC 2, REMIC 3 and/or REMIC X.

         "Trustee": First Union National Bank, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

         "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular Interests pursuant to Section 1.03.

         "Uncertificated Notional Amount":

         (a) With respect to REMIC 2 Regular Interest LT2S-1A and any Distribution Date, the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-2 for such Distribution Date;

         (b) With respect to REMIC 2 Regular Interest LT2S-1B and any Distribution Date, the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-2 for such Distribution Date;

         (c) With respect to REMIC 2 Regular Interest LT2S-1C and any Distribution Date, the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-2 for such Distribution Date;

         (d) With respect to REMIC 2 Regular Interest LT2S-1D and any Distribution Date, the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-3 for such Distribution Date;

         (e) With respect to REMIC 2 Regular Interest LT2S-2A and any Distribution Date, the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-2 for such Distribution Date;

         (f) With respect to REMIC 2 Regular Interest LT2S-2B and any Distribution Date, the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-2 for such Distribution Date; and

         (g) With respect to REMIC 2 Regular Interest LT2S-2C and any Distribution Date, the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-2 for such Distribution Date.

         (h) With respect to REMIC 2 Regular Interest LT2S-2D and any Distribution Date, the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-3 for such Distribution Date;

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 0A Pass-Through Rate, the Uncertificated REMIC 0B Pass-Through Rate, the Uncertificated REMIC 1A Pass-Through Rate, the Uncertificated REMIC 1B Pass-Through Rate, or the Uncertificated REMIC 2 Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each REMIC Regular Interest (other than REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C, REMIC 2 Regular Interest LT2S-1D, REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C, and REMIC 2 Regular Interest LT2S-2D) the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C, REMIC 2 Regular Interest LT2S-1D, REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C, and REMIC 2 Regular Interest LT2S-2D) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.06, and the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2E-1 and REMIC 2 Regular Interest LT2H-2 shall be increased by interest deferrals as provided in Section 4.05. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C, REMIC 2 Regular Interest LT2S-1D, REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C, and REMIC 2 Regular Interest LT2S-2D will not have Uncertificated Principal Balances. Notwithstanding the foregoing, the Uncertificated Principal Balance of (i) REMIC 3 Uncertificated Regular Interest LT3-IC shall always be equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Group I Regular Interests over (B) the sum of the Certificate Principal Balance of the Class I-A Certificates, the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IP, and the then aggregate Component Principal Balance of the Group I Mezzanine Components and (ii) REMIC 3 Uncertificated Regular Interest LT3-IIC shall always be equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Group II Regular Interests over (B) the sum of the Certificate Principal Balances of the Class II-A Certificates and Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 3 Uncertificated Regular Interest LT3-IIP, and the then aggregate Component Principal Balance of the Group II Mezzanine Components.

         "Uncertificated REMIC 0A Pass-Through Rate": For any Distribution Date, for REMIC 0A Regular Interest LT0A-1 and REMIC 0A Regular Interest LT0A-P, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of the Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date. For any Distribution Date other than the first Distribution Date, for REMIC 0A Regular Interest LT0A-2, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of the Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date. For the first Distribution Date, for REMIC 0A Regular Interest LT0A-2, zero.

         "Uncertificated REMIC 0B Pass-Through Rate": For any Distribution Date, for REMIC 0B Regular Interest LT0B-1 and REMIC 0B Regular Interest LT0B-P, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of the Group II Mortgage Loans as of the Due Date preceding the month of such Distribution Date. For any Distribution Date other than the first Distribution Date, for REMIC 0B Regular Interest LT0B-2, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of the Group II Mortgage Loans as of the Due Date preceding the month of such Distribution Date. For the first Distribution Date, for REMIC 0B Regular Interest LT0B-2, zero.

         "Uncertificated REMIC 1A Pass-Through Rate": For any Distribution Date, for REMIC 1A Regular Interest LT1A-1, REMIC 1A Regular Interest LT1A-2, REMIC 1A Regular Interest LT1A-3, and REMIC 1A Regular Interest LT1A-P, a per annum rate equal to the weighted average of the Uncertificated REMIC 0A Pass-Through Rates for each REMIC 0A Regular Interest as of such Distribution Date.

         "Uncertificated REMIC 1B Pass-Through Rate": For any Distribution Date, for REMIC 1B Regular Interest LT1B-1, REMIC 1B Regular Interest LT1B-2, REMIC 1B Regular Interest LT1B-3, and REMIC 1B Regular Interest LT1B-P, a per annum rate equal to the weighted average of the Uncertificated REMIC 0B Pass-Through Rates for each REMIC 0B Regular Interest as of such Distribution Date.

         "Uncertificated REMIC 2 Pass-Through Rate":

         (a) With respect to REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1, and REMIC 2 Regular Interest LT2P-1, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 1A Pass-Through Rate with respect to REMIC 1A Regular Interest LT1A-1 and REMIC 1 Regular Interest LT1A-P for such Distribution Date,
(y) the excess, if any, of (i) the Uncertificated REMIC 1A Pass-Through Rate with respect to REMIC 1A Regular Interest LT1A-2 for such Distribution Date over
(ii) 6.00% per annum (in the case of the Distribution Date in January 2002 through the Distribution Date in October 2002), 5.25% per annum (in the case of the Distribution Date in November 2002 through the Distribution Date in August
2003), 3.75% per annum (in the case of the Distribution Date in September 2003 through the Distribution Date in June 2004) or 0.00% per annum (in the case of any Distribution Date thereafter), and (z) the excess, if any, of (i) the Uncertificated REMIC 1A Pass-Through Rate with respect to REMIC 1A Regular Interest LT1A-3 for such Distribution Date over (ii) 6.00% per annum (in the case of the Distribution Date in January 2002 through the Distribution Date in October 2002) or 0.00% per annum (in the case of any Distribution Date thereafter),weighted on the basis of the Uncertificated Principal Balances of REMIC 1A Regular Interest LT1A-1, REMIC 1A Regular Interest LT1A-P, REMIC 1A Regular Interest LT1A-2, and REMIC 1A Regular Interest LT1A-3, respectively, and multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period;

         (b) With respect to REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2 and REMIC 2 Regular Interest LT2P-2 and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 1B Pass-Through Rate with respect to REMIC 1B Regular Interest LT1B-1 and REMIC 1B Regular Interest LT1B-P for such Distribution Date, (y) the excess, if any, of (i) the Uncertificated REMIC 1B Pass-Through Rate with respect to REMIC 1B Regular Interest LT1B-2 for such Distribution Date over (ii) 6.00% per annum (in the case of the Distribution Date in January 2002 through the Distribution Date in October
2002), 5.25% per annum (in the case of the Distribution Date in November 2002 through the Distribution Date in August 2003), 3.75% per annum (in the case of the Distribution Date in September 2003 through the Distribution Date in June
2004) or 0.00% per annum (in the case of any Distribution Date thereafter), and
(z) the excess, if any, of (i) the Uncertificated REMIC 1B Pass-Through Rate with respect to REMIC 1B Regular Interest LT1B-3 for such Distribution Date over
(ii) 6.00% per annum (in the case of the Distribution Date in January 2002 through the Distribution Date in October 2002) or 0.00% per annum (in the case of any Distribution Date thereafter), weighted on the basis of the Uncertificated Principal Balances of REMIC 1B Regular Interest LT1B-1, REMIC 1B Regular Interest LT1B-P, REMIC 1B Regular Interest LT1B-2, and REMIC 1B Regular Interest LT1B-3, respectively, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period;

         (c) With respect to REMIC 2 Regular Interest LT2S-1A and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in June 2004, 3.75% per annum; with respect to REMIC 2 Regular Interest LT2S-1A and any Distribution Date thereafter, 0.00% per annum;

         (d) With respect to REMIC 2 Regular Interest LT2S-1B and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in August 2003, 1.50% per annum; with respect to REMIC 2 Regular Interest LT2S-1B and any Distribution Date thereafter, 0.00% per annum;

         (e) With respect to REMIC 2 Regular Interest LT2S-1C and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in October 2002, 0.75% per annum; with respect to REMIC 2 Regular Interest LT2S-1C and any Distribution Date thereafter, 0.00% per annum.

         (f) With respect to REMIC 2 Regular Interest LT2S-1D and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in October 2002, 6.00% per annum; with respect to REMIC 2 Regular Interest LT2S-1D and any Distribution Date thereafter, 0.00% per annum.

         (g) With respect to REMIC 2 Regular Interest LT2S-2A and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in June 2004, 3.75% per annum; with respect to REMIC 2 Regular Interest LT2S-2A and any Distribution Date thereafter, 0.00% per annum;

         (h) With respect to REMIC 2 Regular Interest LT2S-2B and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in August 2003, 1.50% per annum; with respect to REMIC 2 Regular Interest LT2S-2B and any Distribution Date thereafter, 0.00% per annum; and

         (i) With respect to REMIC 2 Regular Interest LT2S-2C and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in October 2002, 0.75% per annum; with respect to REMIC 2 Regular Interest LT2S-2C and any Distribution Date thereafter, 0.00% per annum.

         (j) With respect to REMIC 2 Regular Interest LT2S-2D and any Distribution Date from the Distribution Date in January 2002 through the Distribution Date in October 2002, 6.00% per annum; with respect to REMIC 2 Regular Interest LT2S-2D and any Distribution Date thereafter, 0.00% per annum.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "Uninsured Indenture": The indenture, if any, entered into following the Closing Date, among Long Beach Asset Holdings Corp. CI-2, as issuer, Long Beach Asset Holdings CI-1 LLC, as co-issuer, and Bankers Trust Company of California, N.A., as indenture trustee, relating to the Uninsured NIM Notes to be issued thereunder.

         "Uninsured NIM Notes": Those certain uninsured net interest margin securities issued by Long Beach Asset Holdings Corp. CI-2 which are backed by certain Class C Certificates and Class P Certificates.

         "United States Person" or "U.S. Person": (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Class S Certificates, the Class II-M1 Certificates and the Mezzanine Components and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates or such Component for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates or such Component for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates or such Component in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates or such Component on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates or such Component for the related Accrual Period.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 97% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class S Certificates shall have 1% of the Voting Rights, the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class C Certificates and Class P Certificates are held by a foreign entity and serve as collateral for the NIM Notes, the total combined voting power of such Classes of Certificates shall not exceed 9.9%. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. Notwithstanding any of the foregoing, on any date on which any Guaranteed Certificates are outstanding or any amounts are owed the Guarantor under this Agreement, all of the Voting Rights allocated to the Guaranteed Certificates shall be vested in the Guarantor.

Section 1.02  Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03  Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class I-A Certificates, the Class I-S Certificates, the Group I Mezzanine Components and REMIC 3 Uncertificated Regular Interest LT3-IC for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated first, to REMIC 3 Uncertificated Regular Interest LT3-IC to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest and, thereafter, among the Class I-A Certificates, the Class I-S Certificates and the Group I Mezzanine Components on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate or the respective Component Principal Balance of each such Component and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred in respect of Group I Mortgage Loans for any Distribution Date shall be allocated to REMIC 3 Uncertificated Regular Interest LT3-IC to the extent of, interest for the related Accrual Period at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates, the Group II Mezzanine Components and REMIC 3 Uncertificated Regular Interest LT3-IIC for any Distribution Date,
(1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first, to REMIC 3 Uncertificated Regular Interest LT3-IIC to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest and, thereafter, among the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates, and the Group II Mezzanine Components on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate or the respective Component Principal Balance of each such Component and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated to REMIC 3 Uncertificated Regular Interest LT3-IIC to the extent of interest for the related Accrual Period at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class I-C Certificates for any Distribution Date,
(1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to REMIC 3 Uncertificated Regular Interest LT3-IC pursuant to the paragraphs above shall be allocated among the Class I-C Certificates on a pro rata basis based on one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate, and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts allocated to REMIC 3 Uncertificated Regular Interest LT3-IC pursuant to the paragraphs above shall be allocated among the Class I-C Certificates on a pro rata basis based on interest for the related Accrual Period at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class II-C Certificates for any Distribution Date,
(1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to REMIC 3 Uncertificated Regular Interest LT3-IIC pursuant to the paragraphs above shall be allocated among the Class II-C Certificates on a pro rata basis based on one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate, and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts allocated to REMIC 3 Uncertificated Regular Interest LT3-IIC pursuant to the paragraphs above shall be allocated among the Class II-C Certificates on a pro rata basis based on interest for the related Accrual Period at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 0A Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated to REMIC 0A Regular Interest LT0A-1 and REMIC 0A Regular Interest LT0A-2, pro rata based on, and to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 0A Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 0A Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertified REMIC 0B Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated to REMIC 0B Regular Interest LT0B-1 and REMIC 0B Regular Interest LT0B-2, pro rata based on, and to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 0B Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 0B Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 1A Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated first to REMIC 1A Regular Interest LT1A-1 and then pro rata to REMIC 1A Regular Interest LT1A-2 and REMIC 1A Regular Interest LT1A-3, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 1A Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1A Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertified REMIC 1B Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first to REMIC 1B Regular Interest LT1B-1 and then pro rata to REMIC 1B Regular Interest LT1B-2 and REMIC 1B Regular Interest LT1B-3, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 1B Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1B Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated first, pro rata to REMIC 2 Regular Interest LT2A-1 and REMIC 2 Regular Interest LT2E-1, up to an aggregate amount equal to the REMIC 2 Group I Interest Loss Allocation Amount, with allocations between REMIC 2 Regular Interest LT2A-1 and REMIC 2 Regular Interest LT2E-1 being made 98% and 2%, respectively. Thereafter, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated pro rata among REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1, REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C, and REMIC 2 Regular Interest LT2S-1D.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first, pro rata to REMIC 2 Regular Interest LT2A-2 and REMIC 2 Regular Interest LT2H-2, up to an aggregate amount equal to the REMIC 2 Group II Interest Loss Allocation Amount, with allocations between REMIC 2 Regular Interest LT2A-2 and REMIC 2 Regular Interest LT2H-2 being made 98% and 2%, respectively. Thereafter, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated pro rata among REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2, REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C, and REMIC 2 Regular Interest LT2S-2D.

         For purposes of the preceding six paragraphs, pro rata allocations shall be based on interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate, Uncertificated REMIC 0A Pass-Through Rate, Uncertificated REMIC 0B Pass-Through Rate, Uncertificated REMIC 1A Pass-Through Rate or Uncertificated REMIC 1B Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such Uncertificated REMIC 2 Regular Interest, Uncertificated REMIC 0A Regular Interest, Uncertificated REMIC 0B Regular Interest, Uncertificated REMIC 1A Regular Interest or Uncertificated REMIC 1B Regular Interest.

Section 1.04 Rights of the NIMS Insurer and the Guarantor.

         (a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding; provided, however, the Insured NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

         (b) If and when (i) no notes issued pursuant to the Insured Indenture remain outstanding, (ii) any Guaranteed Certificates remain outstanding and
(iii) no default under the Guaranty shall have occurred and be continuing, the Guarantor shall be entitled to exercise the rights of the NIMS Insurer set forth in this Agreement.

         (c) Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Guarantor hereunder, except any rights to indemnification, shall permanently terminate upon the later to occur of (A) such time as the Guaranteed Certificates shall no longer be outstanding and (B) the payment in full to the Guarantor of any amounts owed to the Guarantor in respect of its guarantee of payment on the Guaranteed Certificates; provided that the Guarantor shall not have any rights hereunder, except indemnification rights, so long as any default has occurred and is continuing under the Guaranty.

         (d) Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

         (e) The rights of the NIMS Insurer or Guarantor referenced in Sections 3.02(a), 3.03, 3.05, 3.16(b), 3.27(a), 6.04, 7.02(a), 7.04, 8.07 and 8.10 of
this Agreement shall be applied as follows:

                  (i) In the event that the Class II-M1 Certificates are rated at least "AA" (in the case of Fitch and/or S&P) or "Aa2" (in the case of Moody's), the NIMS Insurer shall have the right to act, after consultation with the Guarantor;

                  (ii) In the event that (x) the rating of the Class II-M1 Certificates is reduced by two of the three Rating Agencies to less than "AA" or "Aa2" and (y) the Class M2 Certificates and Class M3 Certificates have an aggregate Certificate Principal Balance greater than zero and/or the Group I Overcollateralized Amount or the Group II Overcollateralized Amount is greater than zero, the NIMS Insurer and the Guarantor each shall have the right to act, upon the receipt of the reasonable consent of the other; and

                  (iii) In the event that (x) the rating of the Class II-M1 Certificates is reduced by two of the three Rating Agencies to less than "AA" or "Aa2" and (y) the I-M3 Component has no aggregate Component Principal Balance and the Group I Overcollateralized Amount or the Group II Overcollateralized Amount is equal to zero, the Guarantor shall have the sole right to act.

         The NIMS Insurer and the Guarantor shall promptly consult each other with regard to the rights referred to in this sub-section. If this consultation would create a delay that would have a material adverse effect on this Agreement, each party may act individually with respect to their rights and consult with the other party after such action has been taken. Any consents required between the NIMS Insurer and the Guarantor shall not be unreasonably withheld or delayed.

Section 1.05 Guarantor Purchase Option.

         If neither the Master Servicer nor the NIMS Insurer has exercised its right to purchase all of the Mortgage Loans and each REO Property in both Loan Groups remaining in REMIC 0A and REMIC 0B pursuant to Sections 9.01(a) and (b) and the Class I-A Certificates are outstanding, the Guarantor shall have the right to purchase all of the Group I Mortgage Loans and each REO Property in Loan Group I remaining in REMIC 0A during any Prepayment Period following the Group I Stepdown Date and the Optional Termination Date; provided, that the aggregate Stated Principal Balance of the Group I Mortgage Loans and each REO Property in Loan Group I remaining in the Trust Fund on the immediately preceding Distribution Date is equal to or less than 5% of the sum of the aggregate Stated Principal Balance of the Group I Closing Date Mortgage Loans as of the Cut-off Date and the Group I Original Pre-Funded Amount. The price payable by the Guarantor upon the exercise of the foregoing option shall be equal to the aggregate Purchase Price of all of the Mortgage Loans included in REMIC 0A, plus the appraised value of each REO Property (if any) in REMIC 0A, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer, the Guarantor, the Trustee and the Trust Administrator in their reasonable discretion, plus any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee, any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs Insurance Policy, any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case with interest thereon at the applicable rate set forth in the Insured Indenture and to the extent not previously reimbursed or paid, and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and the Class I-A Certificates.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor's rights under Section 17 thereof), and all other assets included or to be included in REMIC 0A or REMIC 0B. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date with respect to the Mortgage Loans). The Depositor herewith delivers to the Trust Administrator on behalf of the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

         If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trust Administrator as custodian for the Trustee (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Closing Date Mortgage Loan so transferred and assigned and the Depositor, shall, in accordance with Section 2.07, deliver or cause to be delivered to the Trust Administrator with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File"):

         (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date or the related Subsequent Cut-off Date, as applicable) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

         (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

         (c) an original Assignment in blank;

         (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

         (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

         (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

         The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date (or each Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee, the Trust Administrator or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form:
"Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee under applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if either (x) the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note or (y) each Rating Agency shall have determined that no such opinion is required in order for such Rating Agency to assign the initial ratings to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the NIM Notes; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund, the Trustee, or the Trust Administrator, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense.

         If any of the documents referred to in Sections 2.01(b), (c), (d) or
(e) above has as of the Closing Date (or each Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trust Administrator promptly upon receipt thereof, and in any event no later than one year after the Closing Date (or each Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(f) above, the Depositor shall deliver or cause to be delivered to the Trust Administrator promptly after receipt thereof, and in any event within 120 days after the Closing Date (or each Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trust Administrator promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

Section 2.02  Acceptance of REMIC 0A and REMIC 0B by the Trustee.

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trust Administrator on behalf of the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 0A" under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and the definition of REMIC 0B under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of "REMIC 0A" and "REMIC 0B" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trust Administrator agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date, with respect to each Mortgage Loan or the Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan and to certify to the Trustee, the Guarantor, the NIMS Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Closing Date Mortgage Loan and Subsequent Mortgage Loans listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trust Administrator and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and
(iii) based on the Trust Administrator's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trust Administrator was under no duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

         Prior to the first anniversary date of this Agreement, the Trust Administrator shall deliver to the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Guarantor a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trust Administrator finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trust Administrator shall so notify the Depositor, the Seller, the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer, the Guarantor, the Trustee or the Trust Administrator of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to Prepayment Charges.

         (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trust Administrator shall promptly notify the Depositor, the Seller, the NIMS Insurer, the Guarantor and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee or the Trust Administrator) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC 0A or REMIC 0B at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the Trust Administrator, on behalf of the Trustee, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 0A or REMIC 0B (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trust Administrator on behalf of the Trustee, the Trustee on behalf of the Certificateholders, and the NIMS Insurer and the Guarantor.

         (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

         (c) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or
(viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.04(a)(viii) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.

         (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 0A or REMIC 0B.

         As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trust Administrator on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trust Administrator shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Guarantor, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trust Administrator shall deliver to the Depositor, the Seller, the Trustee, the NIMS Insurer, the Guarantor and the Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 0A or REMIC 0B, as the case may be, and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Guarantor, the Trustee, the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Guarantor, the NIMS Insurer, the Trust Administrator and the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances with respect to such Deleted Mortgage Loan. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trust Administrator, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trust Administrator, on behalf of the Trustee, or the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 0A or REMIC 0B, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (e) Upon discovery by the Depositor, the Seller, the Master Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee and the Trust Administrator shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04 Representations, Warranties and Covenants of the Master Servicer.

         (a) The Master Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of the Trust Administrator, the Trustee and the Certificateholders, and to the Guarantor and Depositor, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full power and authority to service each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Guarantor, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The information set forth in the Prepayment Charge
Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the representation, warranty and covenant contained in this clause (vii) is made by the Master Servicer only in its capacity as Seller; and

                  (viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

                  (ix) For each Mortgage Loan, the Master Servicer will accurately, fully and in a timely manner report its borrower credit files to each of Equifax, Transunion, and Experian (the "Credit Repositories").

         (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master Servicer Prepayment Charge Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the Guarantor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Guarantor, the Trust Administrator or the Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or (ii) pursuant to
Section 7.01 hereof.

Section 2.05 Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants to the Trust Administrator, and the Trustee, for the benefit of the Trust Administrator, the Trustee and the Certificateholders, and to the Guarantor and the Master Servicer, that as of the Closing Date or as of such date specifically provided herein:

                  (i) Each of this Agreement and the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws,
(b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement;

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement; and

                  (x) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Depositor the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06 Issuance of Certificates.

         The Trustee acknowledges the assignment to it (or the Trust Administrator) of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07 Conveyance of the Subsequent Mortgage Loans.

         (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account, the Depositor shall on each Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the related Subsequent Cut-off Date and all collections in respect of interest and principal due after such Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Trust Fund by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of such Subsequent Mortgage Loans by the Depositor to the Trust. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trust Administrator at least three Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Trustee from amounts released from the Group I Pre-Funding Account or Group II Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group I Subsequent Mortgage Loans or Group II Subsequent Mortgage Loans, respectively, so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). Funds in the Group I Pre-Funding Account shall not be used to purchase Group II Subsequent Mortgage Loans and funds in the Group II Pre-Funding Account shall not be used to purchase Group I Subsequent Mortgage Loans. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Depositor shall transfer to the Trustee for deposit in the Trust Fund the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the applicable Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trust Administrator with respect to the Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor a duly executed Subsequent Transfer Instrument, substantially in the form of Exhibit M, which shall include a Mortgage Loan Schedule listing the related Subsequent Mortgage Loans, and the Master Servicer, in its capacity as Seller, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trust Administrator at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the related Pre-Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor and the Seller shall have delivered to the Trustee, the Trust Administrator, the Guarantor and the NIMS Insurer a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, the Seller shall have assigned to the Depositor, and the Depositor shall have assigned to the Trustee, in each case, without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller or the Depositor, as the case may be, in, to and under the related Subsequent Mortgage Loans;

                  (viii) with respect to the last Subsequent Transfer Date in the related Pre-Funding Period, the Depositor shall have delivered to the Trustee, the Trust Administrator, the Guarantor and the NIMS Insurer a letter from an Independent accountant (with copies provided to each Rating Agency) stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics set forth in paragraphs (c) and (d) below;

                  (ix) the Depositor shall have delivered to the Trustee, the Trust Administrator, the Guarantor and the NIMS Insurer an Opinion of Counsel addressed to the Trustee, the Trust Administrator, the Guarantor, the NIMS Insurer and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee and the Trust Administrator on the Closing Date regarding the true sale of the Subsequent Mortgage Loans; and

                  (x) the Depositor shall have received the consent of the NIMS Insurer and the Guarantor to the transfer of such Subsequent Mortgage Loans.

         (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the paragraph (d) below and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan must be current (with no contractual delinquencies outstanding) as of the last day of the calendar month preceding the related Subsequent Cut-off Date; (ii) the original term to stated maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value ratio greater than 90% (in the case of a Group I Mortgage Loan) and 100% (in the case of a Group II Mortgage Loan); (v) the Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average remaining term to maturity since origination not in excess of 360 months (in the case of Group I Mortgage Loans) and 360 months (in the case of Group II Mortgage Loans); (vi) the Subsequent Mortgage Loan, if a fixed- rate Mortgage Loan, shall have a Mortgage Rate that is not less than 6.5% per annum or greater than 15.5% per annum (in the case of a Group I Mortgage Loan) and not less than 6.0% per annum or greater than 16.0% per annum (in the case of a Group II Mortgage Loan); (vii) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or since the date of purchase; (viii) the Subsequent Mortgage Loan must have a first payment date occurring on or before March 1, 2002; (ix) if the Subsequent Mortgage Loan is an Adjustable-rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 4.5% per annum (in the case of a Group I Mortgage Loan) and 4.5% per annum (in the case of a Group II Mortgage Loan), will have a Maximum Mortgage Rate not less than 10.0% per annum (in the case of a Group I Mortgage Loan) and 10.0% per annum (in the case of a Group II Mortgage Loan) and will have a Minimum Mortgage Rate not less than 5.0% per annum (in the case of a Group I Mortgage Loan) and 5.0% per annum (in the case of a Group II Mortgage Loan), (x) if the Subsequent Mortgage Loan is a Group I Mortgage Loan, the Subsequent Mortgage Loan has had an original principal balance that conformed to Fannie Mae loan limits as of the date of its origination; (xi) if the Subsequent Mortgage Loan is a Group I Mortgage Loan, the Subsequent Mortgage Loan shall be a first-lien Mortgage Loan and (xii) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Long Beach Mortgage Company--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of Subsequent Mortgage Loans by the Trust, at the end of the Group I Pre-Funding Period and Group II Pre-Funding Period, whichever is later, all of the Mortgage Loans (including the Subsequent Mortgage Loans) as of the immediately prior Subsequent Cut-off Date: (i) will have a weighted average original term to stated maturity of not more than 360 months; (ii) will have a weighted average Mortgage Rate of not less than 9.20% per annum and not more than 10.25% per annum; (iii) will have a weighted average loan-to-value ratio of not more than 80.0%; (iv) will have no Mortgage Loan with a Principal Balance in excess of $1,000,000; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 80.0% by aggregate Principal Balance of the Mortgage Loans and (vi) have no more than 10.0% of fixed-rate Mortgage Loans by aggregate Principal Balance of the Mortgage Loans. In addition, the Adjustable-rate Mortgage Loans will have a weighted average Gross Margin not less than 5.25% per annum by the aggregate Principal Balance of the Adjustable Rate Mortgage Loans.

         In addition, following the purchase of Group I Subsequent Mortgage Loans by the Trust, at the end of the Group I Pre-Funding Period all of the Group I Mortgage Loans (including the Group I Subsequent Mortgage Loans) as of the immediately prior Subsequent Cut-off Date: (i) will have a weighted average original term to stated maturity of not more than 360 months; (ii) will have a weighted average Mortgage Rate of not less than 9.20% per annum and not more than 10.5% per annum; (iii) will have a weighted average loan-to-value ratio of not more than 80.0%; (iv) will have no Mortgage Loan with a Principal Balance in excess of $800,000; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 80.0% by aggregate Principal Balance of the Group I Mortgage Loans and (vi) have no more than 10.0% of fixed-rate Mortgage Loans by aggregate Principal Balance of the Group I Mortgage Loans. In addition, the Adjustable-rate Mortgage Loans will have a weighted average Gross Margin not less than 5.25% per annum by the aggregate Principal Balance of the Adjustable Rate Mortgage Loans that are Group I Mortgage Loans.

         In addition, following the purchase of Group II Subsequent Mortgage Loans by the Trust, at the end of the Group II Pre-Funding Period all of the Group II Mortgage Loans (including the Group II Subsequent Mortgage Loans) as of the immediately prior Subsequent Cut-off Date: (i) will have a weighted average original term to stated maturity of not more than 360 months; (ii) will have a weighted average Mortgage Rate of not less than 8.75% per annum and not more than 10.5% per annum; (iii) will have a weighted average loan-to-value ratio of not more than 80.0%; (iv) will have no Mortgage Loan with a Principal Balance in excess of $1,000,000; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 80.0% by aggregate Principal Balance of the Group II Mortgage Loans and (vi) have no more than 10.0% of fixed-rate Mortgage Loans by aggregate Principal Balance of the Group II Mortgage Loans. In addition, the Adjustable-rate Mortgage Loans will have a weighted average Gross Margin not less than 5.5% per annum by the aggregate Principal Balance of the Adjustable Rate Mortgage Loans that are Group II Mortgage Loans.

         (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer, the Guarantor or a Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates or the NIM Notes. At least one Business Day prior to the Subsequent Transfer Date, each of the NIMS Insurer, the Guarantor and each Rating Agency shall notify the Trustee, the Trust Administrator, the Master Servicer and the Depositor as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Master Servicer, in its capacity as Seller, shall have delivered to each of the NIMS Insurer, the Guarantor and each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

Section 2.08 Conveyance of REMIC Regular Interests and Acceptance of REMIC 1A and REMIC 1B by the Trustee; Issuance of Certificates.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 0A Regular Interests for the benefit of the holders of the REMIC 1A Regular Interests and the Class R-1A Interest. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 0B Regular Interests for the benefit of the holders of the REMIC 1B Regular Interests and the Class R-1B Interest. The Trustee acknowledges receipt of the REMIC 0A Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1A Regular Interests and the Class R-1A Interest. The Trustee acknowledges receipt of the REMIC 0B Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1B Regular Interests and the Class R-1B Interest. The interests evidenced by the Class R-1A Interest, together with the REMIC 1A Regular Interests, constitute the entire beneficial ownership interest in REMIC 1A. The interests evidenced by the Class R-1B Interest, together with the REMIC 1B Regular Interests, constitute the entire beneficial ownership interest in REMIC 1B.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1A Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1B Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1A Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1B Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

         (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates and the Class R-X Certificates), and REMIC X, as holder of REMIC 3 Uncertificated Regular Interests. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates and the Class R-X Certificates), and REMIC X, as holder of REMIC 3 Uncertificated Regular Interests. The interests evidenced by the Class R-3 Interest, the Regular Certificates (other than the Class C Certificates and the Class P Certificates), and the REMIC 3 Uncertificated Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

         (d) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and the Class P Certificates) and the REMIC 3 Uncertificated Regular Interests in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

         (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Uncertificated Regular Interests for the benefit of the holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates. The Trustee acknowledges receipt of the REMIC 3 Uncertificated Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates. The interests evidenced by the Class C Certificates, the Class P Certificates, and the Class R-X Certificates constitute the entire beneficial ownership interest in REMIC X.

         (f) In exchange for the REMIC 3 Uncertificated Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates and the Class P Certificates in authorized denominations evidencing (together with the Class R-X Interest) the entire beneficial ownership interest in REMIC X.

         (g) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 0A (including the Residual Interest therein represented by the Class R-0A Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01,
Section 2.02 and Section 2.08(a), (ii) the assignment and delivery to the Trustee of REMIC 0B (including the Residual Interest therein represented by the Class R-0B Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.08(a), (iii) the assignment and delivery to the Trustee of REMIC 1A (including the Residual Interest therein represented by the Class R-1A Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.08(b), (iv) the assignment and delivery to the Trustee of REMIC 1B (including the Residual Interest therein represented by the Class R-1B Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.08(b), and (v) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(c), and (vi) the assignment and delivery to the Trustee of the REMIC 3 Uncertificated Regular Interests and the Residual Interest in REMIC 3 represented by the Class R-3 Interest, and the acceptance by the Trustee thereof, pursuant to Section 2.08(e), the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-0A Interest, the Class R-0B Interest, the Class R-1A Interest, the Class R-1B Interest, the Class R-2 Interest and the Class R-3 Interest, and the Class R-X Certificates evidencing the Class R-X Interest.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01 Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Trust Administrator and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (ii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee and the Trust Administrator when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders, the Trustee and the Trust Administrator, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trust Administrator, on behalf of the Trustee, shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee and the Trust Administrator each hereby grants to the Master Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trust Administrator, the Trustee and the Certificateholders. The Trustee and the Trust Administrator shall execute a separate power of attorney in favor of the Master Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. Neither the Trustee nor the Trust Administrator shall be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from collections on the related Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

         For each Mortgage Loan, the Master Servicer will accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

Section 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates or the NIM Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the NIMS Insurer and the Guarantor and (ii) that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have consented to such Sub-Servicing Agreements (which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Guarantor, the NIMS Insurer, the Trust Administrator and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trust Administrator or the Trustee, in accordance with the foregoing provisions of this paragraph.

Section 3.03 Successor Sub-Servicers.

         The Master Servicer, with the written consent of the NIMS Insurer or the Guarantor (as provided in Section 1.04), shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, and the Trustee or the Trust Administrator shall so terminate such Sub-Servicing Agreement at the direction of the NIMS Insurer or the Guarantor (as provided in Section 1.04) in the event that the Master Servicer (or the Trustee or the Trust Administrator, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

Section 3.04 Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Guarantor, the Trustee, the Trust Administrator or
Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trust Administrator.

         In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trust Administrator or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee or the Trust Administrator elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trust Administrator, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its own expense and without reimbursement shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan no later than two years with respect to a Group I Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date and any Subsequent Cut-Off Date. If the Component Principal Balance of the I-M3 Component has been reduced to zero and Class C Certificates are no longer outstanding, the Master Servicer shall not take any action pursuant to the preceding sentence with respect to a Group I Mortgage Loan without obtaining the prior written consent of the Guarantor to such modification. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed modification as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed modification and the reasons for the Master Servicer's decision that such Group I Mortgage Loan should be modified. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested modification or written notice of its objection to such modification within five Business Days of its receipt of the Master Servicer's request. Requests for modification shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each Group I Mortgage Loan which is modified with the consent of the Guarantor, the Master Servicer shall give written notice to the NIMS Insurer to the address set forth in Section 11.05 and to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn:
Bond Administration. Such notice shall be delivered within thirty Business Days following such modification and shall include information with respect to the modification, including, without limitation, the interest rate, the principal balance and the maturity date of such Group I Mortgage Loan before and after such modification.

Section 3.08 Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall be entitled "Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10 Collection Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date or Subsequent Cut-off Date, as applicable (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date or Subsequent Cut-off Date, as applicable, but allocable to a Due Period subsequent thereto):

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01 and all Master Servicer Prepayment Charge Payment Amounts required to be deposited in the Collection Account pursuant to Section 2.03;

                  (vii) all Substitution Shortfall Amounts; and

                  (viii) all Prepayment Charges collected by the Master
         Servicer.

         For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Group I Available Funds and the Group II Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee and the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection
(d). In the event the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw, and the Trust Administrator shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee or the Trust Administrator by an Advancing Person;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfalls; and

                  (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

         (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11 Withdrawals from the Collection Account and Distribution Account.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account, for any of the following purposes or as described in
Section 4.04, without priority:

                  (i) to remit to the Trust Administrator, as agent for the Trustee, for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related Mortgage Loans in accordance with the provisions of Section 4.04;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (viii) to reimburse the Guarantor (with respect to Group I Mortgage Loans only), the NIMS Insurer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 9.01.

         The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

         (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself and the Trustee amounts to which it is entitled pursuant to Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

                  (iii) to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

                  (iv) to reimburse itself and the Trustee pursuant to Section
         7.02 or pursuant to Section 7.01 to the extent such amounts in Section
         7.01 were not reimbursed by the Master Servicer;

                  (v) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

                  (vi) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

                  (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.27; and

                  (viii) to clear and terminate the Distribution Account pursuant to Section 9.01.

Section 3.12 Investment of Funds in the Collection Account and the Distribution Account.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an "Investment Account"), and the Trust Administrator, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, the Distribution Account is also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such), as agent for the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator shall be for the benefit of the Trust Administrator and shall be subject to its withdrawal at any time. The Trust Administrator shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may, and subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13 Agreement to Appoint a Special Servicer.

         (a) The Guarantor may require the Master Servicer to enter into a special subservicing agreement with a servicer with expertise in servicing delinquent mortgage loans as designated by the Guarantor (the "Special Servicer") on or after the earliest Distribution Date with respect to which the aggregate Component Principal Balance of the I-M3 Component and the aggregate Certificate Principal Balance of the Class C Certificates has been reduced to zero. Such special subservicing agreement shall relate to the servicing of only Group I Mortgage Loans that (x) have been delinquent in payment with respect to three or more Monthly Payments (provided, however, that the third such Monthly Payment shall not be deemed to be delinquent for purposes of this clause (x) until the close of business on the last day of the month in which such Monthly Payment first became due) and (y) have been transferred to the Special Servicer in accordance with this Section 3.13 and the related special subservicing agreement (a "Specially Serviced Mortgage Loan").

         (b) The special subservicing agreement shall be consistent with the provisions of this Agreement, including but not limited to this Section 3.13,
Section 3.02 (a), Section 3.02 (b), and Section 3.08, except as provided otherwise in this Section 3.13. In addition, the special subservicing agreement shall be on terms which shall be reasonably acceptable to the Guarantor and the Master Servicer and shall provide, at a minimum that:

                  (1) the Special Servicer shall at all times, meet the eligibility criteria described in Section 3.02(a);

                  (2) the Special Servicer shall service only the Specially Serviced Mortgage Loans in a manner consistent with the provisions with this Agreement except as provided otherwise in the special subservicing agreement;

                  (3) the Special Servicer shall use the Fannie Mae foreclosure network (and pay the customary fees therefor) for foreclosures and bankruptcies relating to Specially Serviced Mortgage Loans;

                  (4) the Special Servicer shall use the Fannie Mae disposition service (and pay the customary fees therefor) for the disposition of REO Property related to Specially Serviced Mortgage Loans;

                  (5) the Special Servicer shall make Servicing Advances on the Specially Serviced Mortgage Loans to the same extent and in the same manner as the Master Servicer with respect to the Group I Mortgage Loans pursuant to this Agreement;

                  (6) the Special Servicer shall be entitled to receive the Servicing Fee with respect to all Specially Serviced Mortgage Loans;

                  (7) prior to the transfer of servicing to the Special Servicer, the Master Servicer and the Special Servicer shall have provided all notices relating to such transfer of servicing as required to be delivered to the borrowers by applicable state and federal law;

                  (8) the Special Servicer shall indemnify the Master Servicer, the Trust Administrator and the Trustee for any liabilities to them arising from failures of the Special Servicer to perform its obligations according to the terms of the subservicing agreement;

                  (9) the Master Servicer shall promptly give notice thereof to the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor of the transfer of servicing to the Special Servicer, including the loan number together with the borrower's name and the unpaid principal balance of the transferred Mortgage Loan at the time of transfer;

                  (10) each of the respective obligations, duties, and liabilities of the Master Servicer and the Special Servicer (or either of them) with respect to the servicing of the Specially Serviced Mortgage Loans that have arisen prior to the date on which the servicing of such Specially Serviced Mortgage Loan was transferred to the Special Servicer (the "Effective Date"), or that arise on and after the Effective Date, under this Agreement and the subservicing agreement and that remain unperformed or unsatisfied shall survive any transfer of servicing;

                  (11) once a Group I Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Mortgage Loan or the termination of the subservicing agreement, regardless of delinquency status or otherwise;

                  (12) the Guarantor may remove the Special Servicer if the Special Servicer at any time fails to meet any of the above criteria or otherwise, in the judgment of the Guarantor, fails to perform according to the terms of the subservicing agreement and the provisions of this
         Section 3.13; provided that prior to any such removal the Guarantor shall designate a successor Special Servicer meeting the requirements of this Section 3.13, and no removal of a Special Servicer shall be effective until a successor Special Servicer has entered into a special subservicing agreement meeting the requirements of this Section 3.13 and agreed to assume the duties of the Special Servicer or the Master Servicer has undertaken such duties; and

                  (13) in connection with any transfer of a Group I Mortgage Loan to the Special Servicer as a Specially Serviced Mortgage Loan, the Master Servicer shall execute any appropriate assignments or other documents reasonable and necessary to further the prosecution of the Special Servicer obligations under the special subservicing agreement.

Section 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Administrator and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae. The Master Servicer shall provide the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Master Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor that any such substitution, modification or assumption agreement has been completed by forwarding to the Trust Administrator (with a copy to the Trustee and the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If the aggregate Component Principal Balance of the I-M3 Component has been reduced to zero and Class C Certificates are no longer outstanding, the Master Servicer shall not take or enter into any substitution, assumption or modification agreement without obtaining the prior written consent of the Guarantor to such substitution, assumption or modification agreement. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed substitution, assumption or modification agreement as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed substitution, assumption or modification and the reasons for the Master Servicer's decision that such substitution, assumption or modification agreement should be taken or entered into with respect to such Group I Mortgage Loan. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested substitution, assumption or modification agreement or written notice of its objection to such substitution, assumption or modification agreement within five Business Days of its receipt of the Master Servicer's request. Such requests shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each substitution, assumption or modification agreement which is entered into with the consent of the Guarantor, the Master Servicer shall give written notice to the NIMS Insurer to the address set forth in Section 11.05 and to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Bond Administration. Such notice shall be delivered within thirty Business Days following the date of such substitution, assumption or modification agreement.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16 Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         Notwithstanding the foregoing, with respect to the Group I Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing such Group I Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Guarantor.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

         (c) The Master Servicer may at its option purchase from REMIC 0A or REMIC 0B, as applicable, any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trust Administrator and the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO Property became 90 days delinquent or otherwise in default for 90 days or more. In the event the Master Servicer does not exercise its option to purchase from REMIC 0A or REMIC 0B any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer shall be entitled to purchase such Mortgage Loan or related REO Property at any time thereafter. In the event neither the Master Servicer nor the NIMS Insurer exercises its option to purchase from REMIC 0A any such Group I Mortgage Loan or related REO Property prior to the expiration of such option, the Guarantor shall be entitled to purchase such Group I Mortgage Loan or related REO Property at any time thereafter. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, the related Mortgage File and the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, shall furnish and as shall be necessary to vest in the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to
Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17 Trustee and Trust Administrator to Cooperate; Release of Mortgage
             Files.


         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and Trust Administrator by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trust Administrator shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trust Administrator shall, upon request of the Master Servicer and delivery to the Trust Administrator of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee or the Trust Administrator, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trust Administrator when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trust Administrator to the Master Servicer or its designee.

         (c) Upon written certification of a Servicing Representative, the Trust Administrator shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer to execute such documents on its behalf, provided that the Trust Administrator shall be obligated to execute the documents identified above if necessary to enable the Master Servicer to perform its duties hereunder. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required.

Section 3.18 Servicing Compensation.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19 Reports to the Trustee and the Trust Administrator; Collection Account Statements.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the Trust Administrator, the NIMS Insurer and the Depositor (and, upon request, the Guarantor) a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator.

Section 3.20 Statement as to Compliance.

         The Master Servicer shall deliver to the Trust Administrator, the Trustee, the Depositor, the NIMS Insurer, the Guarantor and each Rating Agency on or before April 15 of each calendar year commencing in 2002, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trust Administrator.

Section 3.21 Independent Public Accountants' Servicing Report.

         Not later than April 15 of each calendar year commencing in 2002, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trust Administrator. In the event such firm of independent certified public accountants requires the Trust Administrator to agree to the procedures performed by such firm, the Master Servicer shall direct the Trust Administrator in writing to so agree; it being understood and agreed that the Trust Administrator will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trust Administrator has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22 Access to Certain Documentation.

                  (a) The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the Guarantor (with respect to Group I Mortgage Loans only), the NIMS Insurer, the Trust Administrator, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  (b) For a period of two years from the Closing Date, the Guarantor may contact the Seller to confirm that the Seller continues to actively engage in a program to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Seller's activities that may assist the Guarantor in completing its own regulatory requirements during normal business hours and subject to reimbursement for expenses. The Seller shall use reasonable efforts to provide such information to the Guarantor.

Section 3.23 Title, Management and Disposition of REO Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 0A or REMIC 0B, as applicable (and on behalf of the Trustee for the benefit of the Certificateholders), shall sell any REO Property as soon as practicable and, in any event, shall either sell any REO Property before the close of the third taxable year after the year REMIC 0A or REMIC 0B, as applicable, acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trust Administrator, Trustee, the NIMS Insurer, the Guarantor and the Depositor an Opinion of Counsel, addressed to the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Depositor, to the effect that the holding by REMIC 0A or REMIC 0B of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. If an extension of the three-year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer may allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO
                        Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

         Notwithstanding the foregoing, none of the Master Servicer, the Trust Administrator or the Trustee shall:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than construction permitted under Section 856(e)
                           (4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer, the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 0A or REMIC 0B, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24 Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

         The Master Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

Section 3.25 Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trust Administrator, the Trustee, the Depositor, the Guarantor and any successor master servicer in respect of any such liability; provided, that in the case of the Guarantor such indemnity shall only apply with respect to Group I Mortgage Loans. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26 Reserve Funds.

         No later than the Closing Date, the Trust Administrator, on behalf of the Trustee, on behalf of the Certificateholders, shall establish and maintain with itself two separate, segregated trust accounts titled, "Group I Reserve Fund, Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4" and "Group II Reserve Fund, Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4," respectively. On the Closing Date, the Depositor shall deposit, or cause to be deposited, into each of the Reserve Funds $1,000.

         On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class I-A Certificates or Group I Mezzanine Components, the Trust Administrator has been directed by the Class I-C Certificateholders to, and therefore shall, deposit into the Group I Reserve Fund the amounts described in Section 4.01(d)(i)(g), rather than distributing such amounts to the Class C Certificateholders. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class II-A Certificates, the Class II-M1 Certificates or Group II Mezzanine Components, the Trust Administrator has been directed by the Class II-C Certificateholders to, and therefore shall, deposit into the Group II Reserve Fund the amounts described in Section 4.01(d)(ii)(j), rather than distributing such amounts to the Class II-C Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and Mezzanine Certificates, and shall distribute such amounts in respect of the Class A Certificates, the Class II-M1 Certificates and Mezzanine Components in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trust Administrator shall deposit into each Reserve Fund on behalf of the related Class C Certificateholders, from amounts otherwise distributable to such Class C Certificateholders, an amount such that when added to other amounts already on deposit in such Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

         For federal and state income tax purposes, the Class I-C Certificateholders shall be deemed to be the owners of the Group I Reserve Fund and all amounts deposited into such Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 3 to REMIC X in respect of the REMIC 3 Uncertificated Regular Interest LT3-IC, and then distributed by REMIC X to the Holders of the Class I-C Certificates. For federal and state income tax purposes, the Class II-C Certificateholders shall be deemed to be the owners of the Group II Reserve Fund and all amounts deposited into such Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 3 to REMIC X in respect of REMIC 3 Uncertificated Regular Interest LT3-IIC and then distributed by REMIC X to the Holders of the Class II-C Certificates. Upon the termination of the Trust, or the payment in full of the Class I-A Certificates and the reduction of the Component Principal Balances of the Group I Mezzanine Components to zero or of the payment in full of the Class II-A Certificates and the Class II-M1 Certificates and the reduction of the Component Principal Balances of the Group II Mezzanine Components to zero, all amounts remaining on deposit in the related Reserve Fund shall be released by the Trust Administrator and distributed to the applicable Class C Certificateholders or their designees. The Reserve Funds will be part of the Trust but not part of any REMIC and any payments in respect of the Class A Certificates, the Class II-M1 Certificates or the Mezzanine Components of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         By accepting a Class C Certificate, each Class C Certificateholder shall be deemed to have directed the Trust Administrator, and the Trust Administrator shall pursuant to such direction, deposit into the related Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the applicable Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trust Administrator shall direct any depository institution maintaining the Group I Reserve Fund or Group II Reserve Fund, as applicable, to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Reserve Fund is received by the Trust Administrator, the Trust Administrator shall invest the funds in such account in Permitted Investments managed by the Trust Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments. Notwithstanding the foregoing, any funds in the Reserve Funds shall be invested in Bankers Trust's Institutional Cash Management Fund 1679 for so long as such investment complies with clause (vi) of the definition of Permitted Investments. All income and gain earned upon such investment shall be deposited into the related Reserve Fund.

         For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components from the related Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

Section 3.27 Advance Facility.

                  (a) The Trust Administrator, on behalf of the Trustee and the Trust Fund, at the direction of the Master Servicer and with the consent of the NIMS Insurer, after consultation with the Guarantor (or, if no Insured NIM Notes are outstanding, the Guarantor), is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trust Administrator shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Article VI hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent, after consultation with the Guarantor, to the Trust Fund's entering into such facility.

                  (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trust Administrator is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.



                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01 Distributions.

                  (a) (i) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                            first, to the Guarantor for payment of (i) the Guaranty Fee and (ii) any Guarantor Reimbursement Amount then due;

                            second, concurrently, to the Class I-A Certificates and the Class I-S Certificates the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, allocated between the Class I-A Certificates and the Class I-S Certificates pro rata;

                            third, to the I-M2 Component, the related Monthly Interest Distributable Amount; and

                            fourth, to the I-M3 Component, the related Monthly Interest Distributable Amount.

                  (ii) Any Group I Interest Remittance Amount remaining undistributed pursuant to clause (i) above will be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

                  (iii) On each Distribution Date the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

                            first, concurrently, to the Class II-A1
                            Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-S Certificates the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, allocated among the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-S Certificates pro rata;

                            second, to the Class II-M1 Certificates, the related Monthly Interest Distributable Amount;

                            third, to the II-M2 Component, the related Monthly Interest Distributable Amount; and

                            fourth, to the II-M3 Component, the related Monthly Interest Distributable Amount.

                      (iv) Any Group II Interest Remittance Amount remaining undistributed pursuant to clause (iii) above will be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

         (b) (i) On each Distribution Date (a) prior to the Group I Stepdown Date or (b) on which a Group I Trigger Event is in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Principal Distribution Amount remaining for such Distribution Date:

                            first, to Fannie Mae for payment of (i) the Guaranty Fee and (ii) any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution
                            Date);

                            second, to the Class I-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                            third, to the I-M2 Component, until the Component Principal Balance thereof has been reduced to zero; and

                            fourth, to the I-M3 Component, until the Component Principal Balance thereof has been reduced to zero.

                      (ii) Any principal remaining undistributed pursuant to clause (i) above will be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

                      (iii) On each Distribution Date (a) prior to the Group II Stepdown Date or (b) on which a Group II Trigger Event is in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Principal Distribution Amount remaining for such Distribution Date:

                           first, (i) concurrently, to the Class II-A1
                           Certificates, the Class II-A1 Principal Distribution Amount, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero, and to the Class II-A2 Certificates, the Class II-A Remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class II-A2 Certificates has been reduced to zero; then (ii) to the Class II-A3 Certificates, any portion of the Class II-A Remaining Principal Distribution Amount that remains following the distribution to the Class II-A2 Certificates in clause (i), until the Certificate Principal Balance thereof has been reduced to zero;

                           second, to the Class II-M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                           third, to the II-M2 Component, until the Component Principal Balance thereof has been reduced to zero; and

                           fourth, to the II-M3 Component, until the Component Principal Balance thereof has been reduced to zero.

                      (iv) Any principal remaining undistributed pursuant to clause (iii) above will be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

         (c) (i) On each Distribution Date (a) on or after the Group I Stepdown Date and (b) on which a Group I Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Principal Distribution Amount remaining for such Distribution Date:

                           first, to Fannie Mae for payment of (i) the Guaranty Fee and (ii) any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution Date);

                           second, to the Class I-A Certificates, the Class I-A Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           third, to the I-M2 Component, the I-M2 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero; and

                           fourth, to the I-M3 Component, the I-M3 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero.

                      (ii) Any principal remaining undistributed pursuant to clause (i) above following these distributions will be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

                      (iii) On each Distribution Date (a) on or after the Group II Stepdown Date and (b) on which a Group II Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Principal Distribution Amount remaining for such Distribution Date:

                           first, (i) concurrently, to the Class II-A1
                           Certificates, the Class II-A1 Principal Distribution Amount, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero, and to the Class II-A2 Certificates, the Class II-A Remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class II-A2 Certificates has been reduced to zero; then (ii) to the Class II-A3 Certificates, any portion of the Class II-A Remaining Principal Distribution Amount that remains following the distribution to the Class II-A2 Certificates in clause (i), until the Certificate Principal Balance thereof has been reduced to zero;

                           second, to the Class II-M1 Certificates, the Class II-M1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                           third, to the II-M2 Component, the II-M2 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero; and

                           fourth, to the II-M3 Component, the II-M3 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero.

                      (iv) Any principal remaining undistributed pursuant to clause (iii) above will be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

         (d) (i) On each Distribution Date, any Group I Net Monthly Excess Cashflow shall be paid in the following order or priority, in each case to the extent of the Group I Net Monthly Excess Cashflow remaining undistributed:

                                    (a) to the Class I-A Certificates and Group
I Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any Group I Extra Principal Distribution Amount, payable to such Classes of Certificates or such Components as part of the Group I Principal Distribution Amount pursuant to Section 4.01(b)(i) or
Section 4.01(c)(i) above, as applicable;

                                    (b) to the Class II-A Certificates, the
Class II-M1 Certificates and Group II Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any remaining Group II Overcollateralization Deficiency Amount, allocated among such Group II Certificates and Group II Mezzanine Components (after giving effect to the distribution of the Group II Principal Distribution Amount payable to such Classes of Certificates or such Components) as distribution of Group II Principal Distribution Amount pursuant to Section 4.01(b)(iii) or 4.01(c)(iii).

                                    (c) to the I-M2 Component, in an amount
equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                                    (d) to the I-M2 Component, in an amount
equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                                    (e) to the I-M3 Component, in an amount
equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                                    (f) to the I-M3 Component, in an amount
equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                                    (g) to the Group I Reserve Fund, the amount
of any Net WAC Rate Carryover Amounts with respect to the Class I-A Certificates and Group I Mezzanine Components for such Distribution Date (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of Certificates or such Components on such Distribution Date, to the Group I Reserve Fund, an amount such that when added to other amounts already on deposit in the Group I Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

                                    (h) to REMIC X, as holder of REMIC 3
Uncertificated Regular Interest LT3-IC, the Monthly Interest Distributable Amount for such Class and any Group I Overcollateralization Release Amount for such Distribution Date (net of such portion of amounts payable pursuant to this clause (h) that were paid pursuant to clause (g) above);

                                    (i) to REMIC X, as holder of REMIC 3
Uncertificated Regular Interest LT3-IIC, the Monthly Interest Distributable Amount for such Class and any Group II Overcollateralization Release Amount for such Distribution Date to the extent not distributed pursuant to Section 4.01(d)(ii)(j);

                                    (j) if such Distribution Date follows the
Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Group I Mortgage Loans, to REMIC X, as holder of REMIC 3 Uncertificated Regular Interest LT3-IP, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero; and

                                    (k) any remaining amounts to the Class R
Certificates (in respect of the appropriate Class R-3 Interest).

         On each Distribution Date, after making the distributions of the Group I Available Funds as provided above, the Trust Administrator shall withdraw from the Group I Reserve Fund the amount on deposit therein and shall distribute such amounts to the Class I-A Certificates and Group I Mezzanine Components in the following order and priority, in each case to the extent of amounts remaining in the Group I Reserve Fund and in each case to the extent of the Net WAC Rate Carryover Amount for such Classes of Certificates or such Components for such Distribution Date: first, to the Class I-A Certificates; second, to the I-M2 Component; and third, to the I-M3 Component. Any remaining amount shall be re-deposited into the Group I Reserve Fund (to the extent of the required amount of $1,000).

                      (ii) On each Distribution Date, any Group II Net Monthly Excess Cashflow shall be paid in the following order of priority, in each case to the extent of the Group II Net Monthly Excess Cashflow remaining undistributed:

                                    (a) to the Class II-A Certificates, the
Class II-M1 Certificates and Group II Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any Group II Extra Principal Distribution Amount, payable to such Classes of Certificates or such Components as part of the Group II Principal Distribution Amount pursuant to Section 4.01(b)(iii) or 4.01(c)(iii) above, as applicable;

                                    (b) to the Class I-A Certificates and Group
I Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any remaining Group I Overcollateralization Deficiency Amount, allocated among such Class I-A Certificates and Group I Mezzanine Components (after giving effect to the distribution of the Group I Principal Distribution Amount payable to such Classes of Certificates or such Components) as distribution of Group I Principal Distribution Amount pursuant to
Section 4.01(b)(i) or 4.01(c)(i);

                                    (c) to the Class II-M1 Certificates, in an
amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                                    (d) to the Class II-M1 Certificates, in an
amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                                    (e) to the II-M2 Component, in an amount
equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                                    (f) to the II-M2 Component, in an amount
equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                                    (g) to the II-M3 Component, in an amount
equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                                    (h) to the II-M3 Component, in an amount
equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                                    (i) to the Group II Reserve Fund, the amount
of any Net WAC Rate Carryover Amounts with respect to the Class II-A Certificates and Group II Mezzanine Components for such Distribution Date (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of such Certificates and Components on such Distribution Date, to the Group II Reserve Fund, an amount such that when added to other amounts already on deposit in the Group II Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

                                    (j) to REMIC X, as holder of REMIC 3
Uncertificated Regular Interest LT3-IIC, the Monthly Interest Distributable Amount for such Class and any Group II Overcollateralization Release Amount for such Distribution Date (net of such portion of amounts payable pursuant to this clause (j) that were paid pursuant to clause (k) above);

                                    (k) to REMIC X, as holder of REMIC 3
Uncertificated Regular Interest LT3-IC, the Monthly Interest Distributable Amount for such Class and any Group I Overcollateralization Release Amount for such Distribution Date to the extent not distributed pursuant to Section 4.01(d)(i)(h);

                                    (l) if such Distribution Date follows the
Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to REMIC X, as holder of REMIC 3 Uncertificated Regular Interest LT3-IIP, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero; and

                                    (m) any remaining amounts to the Class R
Certificates (in respect of the appropriate Class R-3 Interest).

         On each Distribution Date, after making the distributions of the Group II Available Funds as provided above, the Trust Administrator shall withdraw from the Group II Reserve Fund the amount on deposit therein and shall distribute such amounts to the Class II-A Certificates, the Class II-M1 Certificates and Group II Mezzanine Components in the following order and priority, in each case to the extent of amounts remaining in the Group II Reserve Fund and in each case to the extent of the Net WAC Rate Carryover Amount for such Classes of Certificates or such Components for such Distribution Date: first, to the Class II-A1 Certificates, the Class II-A2 Certificates and the Class II-A3 Certificates, pro rata; second, to the Class II-M1 Certificates; and third, to the II-M2 Component; and fourth, to the II-M3 Component. Any remaining amount shall be re-deposited into the Group II Reserve Fund (to the extent of the required amount of $1,000).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by or collected by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trust Administrator to REMIC 3 Uncertificated Regular Interest LT3-IP (in respect of Group I Mortgage Loans) or REMIC 3 Uncertificated Regular Interest LT3-IIP (in respect of Group II Mortgage Loans) and shall not be available for distribution to any other Class of Certificates or Component. The payment of the foregoing amounts in respect of such Regular Interests shall not reduce the Uncertificated Principal Balance thereof.

         Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, for so long as the Insured NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMS Insurer in accordance with the terms of the Indenture, in connection with any amount distributable to the Holders of the Residual Certificates pursuant to clauses (i)(k) and (ii)(m) above, to assign and transfer any such amounts, and to the extent received to pay any such amounts, to the Class I-C Certificates and Class II-C Certificates, respectively.

                  (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the Original Class Certificate Principal Balance or Original Class Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the Holders of the Class I-A Certificates and the Class I-S Certificates shall receive all distributions pursuant to this Section 4.01(e) by wire transfer of immediately available funds. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

         Payments to the Guarantor on each Distribution Date will be made by wire transfer of immediately available funds to the following Federal Reserve
Account:

                  Telegraphic:  FNMA NYC
                  ABA:  021039500
                  Ref:  GR466 01-T13

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Trust Administrator, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

                  (f) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to the Trustee, the NIMS Insurer, the Guarantor and each Holder on such date of such Class of Certificates a notice to the effect that:

                      (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

                      (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period; provided, that such notice shall be sent to the Guarantor only with respect to Guaranteed Certificates.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Greenwich Capital Markets, Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

                  (h) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate, a Class II-M1 Certificate or the Component Principal Balance of a Mezzanine Component be reduced more than once in respect of any particular amount both (a) allocated to such Certificate or such Component in respect of Realized Losses pursuant to
Section 4.06 and (b) distributed to such Certificate or such Component in reduction of the Certificate Principal Balance or Component Principal Balance thereof pursuant to this Section 4.01 from related Net Monthly Excess Cashflow,
(ii) in no event shall the Uncertificated Principal Balance of a REMIC 2 Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC 2 Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC 2 Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05, (iii) in no event shall the Uncertificated Principal Balance of a REMIC 1A Regular Interest or REMIC 1B Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC 1A Regular Interest or REMIC 1B Regular Interest in respect of Realized Losses pursuant to
Section 4.06 and (b) distributed on such REMIC 1A Regular Interest or REMIC 1B Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05 and (iv) in no event shall the Uncertificated Principal Balance of a REMIC 0A Regular Interest or REMIC 0B Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC 0A Regular Interest or REMIC 0B Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC 0A Regular Interest or REMIC 0B Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05.

                  (i) Any amounts distributed to REMIC X on any Distribution Date under Section 4.01(d) shall, on such Distribution Date, be distributed by REMIC X as follows: (i) amounts received in respect of REMIC 3 Uncertificated Regular Interest LT3-IC shall be distributed pro rata to the holders of the Class I-C Certificates; (ii) amounts received in respect of REMIC 3 Uncertificated Regular Interest LT3-IIC shall be distributed pro rata to the holders of the Class II-C Certificates; (iii) amounts received in respect of REMIC 3 Uncertificated Regular Interest LT3-IP shall be distributed pro rata to the holders of the Class I-P Certificates; and (iv) amounts received in respect of REMIC 3 Uncertificated Regular Interest LT3-IIP shall be distributed pro rata to the holders of the Class II-P Certificates; provided, however, that the Class C Certificates shall not be entitled to receive more than their Monthly Interest Distributable Amount, plus any unpaid Monthly Interest Distributable Amount from prior periods, plus any remaining Certificate Principal Balance. Any amounts remaining shall be distributed to the holders of the Class R-X Certificates. Distributions that reduce the Uncertificated Principal Balance of the REMIC 3 Uncertificated Regular Interest shall reduce the Certificate Principal Balance of the corresponding certificate by a like amount. For the avoidance of doubt, the provisions of Sections 4.01(e), 4.01(f) and 4.01(g) shall apply to the Class C and the Class P Certificates.

Section 4.02 Preference Claims.

         The Trustee and the Trust Administrator shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee or the Trust Administrator, as applicable, has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master Servicer, the Trustee, the Trust Administrator and each Holder of the Class C Certificates and Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trustee or the Trust Administrator, as indenture trustee with respect to the Insured NIM Notes or the holder of any Insured NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.

Section 4.03 Statements.

                  (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trust Administrator shall prepare and make available by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a)) to each Holder of the Regular Certificates, the Trustee, the Master Servicer, the NIMS Insurer, the Guarantor and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S Certificates), including on account of the Mezzanine Components, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), including on account of the Mezzanine Components, allocable to interest, separately identified;

                  (iii) the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group I Overcollateralization Release Amount, the Group II Overcollateralization Release Amount, the Group I Overcollateralization Deficiency Amount, the Group II Overcollateralization Deficiency Amount, the Group I Overcollateralization Target Amount and the Group II Overcollateralization Target Amount as of such Distribution Date and the Group I Excess Overcollateralized Amount and the Group II Excess Overcollateralized Amount, for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the Deficiency Amount, the Guarantor Payments and the Guarantor Reimbursement Amount for such Distribution Date;

                  (vi) the aggregate amount of Advances for the related Due Period;

                  (vii) the aggregate Stated Principal Balance of the Mortgage Loans at the Close of Business at the end of the related Due Period;

                  (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date and the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Prepayment Period;

                  (ix) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
         (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month provided, however that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (x) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (xi) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

                  (xii) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xiii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                  (xiv) the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xv) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, the Notional Amount of the Class S Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the Component Principal Balance of the Mezzanine Components, after giving effect to the distributions made on such Distribution Date;

                  (xvi) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Mezzanine Components and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Mezzanine Components for such Distribution Date;

                  (xvii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Group I Credit Enhancement Percentage and the Group II Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Net WAC Rate Carryover Amount for the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xx) [reserved];

                  (xxi) the date when a Stepdown Date or a Trigger Event has occurred;

                  (xxii) the Group I Available Funds and Group II Available
         Funds;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Mezzanine Components and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components for the immediately succeeding Distribution Date;

                  (xxiv) the Guaranty Fee to be paid to the Guarantor with respect to the Guaranteed Certificates for such Distribution Date; and

                  (xxv) such other information as the Guarantor may reasonably request in such format as reasonably required by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.

                  (xxvi) the amount on deposit in each of the Pre-Funding Accounts and the Reserve Funds; and

                  (xxvii) for the distribution occurring on the Distribution Date immediately following the end of a Pre-Funding Period, the balance on deposit in the related Pre-Funding Account that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the related Class A Certificates as a mandatory prepayment of principal, if any, on such Distribution Date.

         Subject to Section 4.03(f) below, the Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the NIMS Insurer, the Guarantor and the Rating Agencies via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "http:\\www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trust Administrator shall forward to the Class R Certificateholders and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trust Administrator deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

                  (e) On each Distribution Date the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

                  (f) On the fourth Business Day preceding each Distribution Date, the Trust Administrator shall deliver to the Guarantor (by electronic medium as specified in the next sentence) a statement identifying the Class Factor for each Class of Certificates. The Trust Administrator shall deliver such statement on or before 12:00 noon (New York time) on such day via the internet using the following domain name: bond_admin@fanniemae.com. If a Guarantor Payment will be payable on a Distribution Date, all information required under Section 4.03(a) must also be similarly delivered to Guarantor on such third Business Day proceeding such Distribution Date. The second consecutive failure by the Trust Administrator to deliver the Class Factor (or to deliver an accurate Class Factor) to the Guarantor shall constitute an event of default and permit the Guarantor to remove the Trust Administrator for cause; provided that the Master Servicer had delivered the Remittance Report for the related Distribution Date to the Trust Administrator pursuant to Section 4.04.

Section 4.04 Remittance Reports; Advances.

                  (a) Within one Business Day after each Determination Date, but in no event later than such date which would allow the Trust Administrator to submit a claim to the NIMS Insurer under the Insured Indenture, the Master Servicer shall deliver to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than each Master Servicer Remittance Date (or, in the case of certain information, as agreed between the Trust Administrator and the Master Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trust Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of
(i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the NIMS Insurer, the Guarantor, the Trustee and the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the Guarantor, the Depositor, the Trust Administrator and the Trustee.

Section 4.05 Distributions on the REMIC Regular Interests.

                  (a) On each Distribution Date, the Trust Administrator shall cause the Group I Available Funds, in the following order of priority, to be distributed by REMIC 0A to REMIC 1A on account of the REMIC 0A Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-0A Interest), as the case may be:

                  (1) first, Group I Available Funds equal to the Group I Interest Remittance Amount shall be distributed pro rata, based on Uncertificated Accrued Interest to the Holders of REMIC 0A Regular Interest LT0A-1, REMIC 0A Regular Interest LT0A-2, and REMIC 0A Regular Interest LT0A-P, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 0A Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) second, the remainder of the Group I Available Funds after the distribution of the Group I Interest Remittance Amount pursuant to clause (1) above shall be distributed to the Holders of REMIC 0A Regular Interests as follows:

                           (A) to the Holders of REMIC 0A Regular Interest
                  LT0A-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (B) to the Holders of REMIC 0A Regular Interest
                  LT0A-2, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (C) to the Holders of REMIC 0A Regular Interest
                  LT0A-1, until the Uncertificated Principal Balance thereof is reduced to zero; then

                           (D) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-0A Interest).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 0A to the Holders of REMIC 0A Regular Interest LT0A-P. The payment of the foregoing amounts to the Holders of REMIC 0A Regular Interest LT0A-P shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, the Trust Administrator shall cause the Group II Available Funds, in the following order of priority, to be distributed by REMIC 0B to REMIC 1B on account of the REMIC 0B Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-0B Interest), as the case may be:

                  (1) first, Group II Available Funds equal to the Group II Interest Remittance Amount shall be distributed pro rata, based on Uncertificated Accrued Interest to the Holders of REMIC 0B Regular Interest LT0B-1, REMIC 0B Regular Interest LT0B-2, and REMIC 0B Regular Interest LT0B-P, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 0B Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) second, the remainder of the Group II Available Funds after the distribution of the Group II Interest Remittance Amount pursuant to clause (1) above shall be distributed to the Holders of REMIC 0B Regular Interests as follows:

                           (A) to the Holders of REMIC 0B Regular Interest
                  LT0B-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (B) to the Holders of REMIC 0B Regular Interest
                  LT0B-2, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (C) to the Holders of REMIC 0B Regular Interest
                  LT0B-1, until the Uncertificated Principal Balance thereof is reduced to zero; then

                           (D) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-0B Interest).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 0B to the Holders of REMIC 0B Regular Interest LT0B-P. The payment of the foregoing amounts to the Holders of REMIC 0B Regular Interest LT0B-P shall not reduce the Uncertificated Principal Balance thereof.

                  (c) On each Distribution Date, the Trust Administrator shall cause the Group I Available Funds, in the following order of priority, to be distributed by REMIC 1A to REMIC 2 on account of the REMIC 1A Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1A Interest), as the case may be:

                  (1) first, Group I Available Funds equal to the Group I Interest Remittance Amount shall be distributed to (i) first, pro rata to Uncertificated Principal Balances to the Holders of REMIC 1A Regular Interest LT1A-2 and REMIC 1A Regular Interest LT1A-3, in each case, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1A Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; (ii) second, to the Holders of REMIC 1A Regular Interest LT1A-1 and REMIC 1A Regular Interest LT1A-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) second, the remainder of the Group I Available Funds after the distribution of the Group I Interest Remittance Amount pursuant to clause (1) above shall be distributed to the Holders of REMIC 1A Regular Interests as follows:

                           (A) to the Holders of REMIC 1A Regular Interest
                  LT1A-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (B) to the Holders of REMIC 1A Regular Interest
                  LT1A-1, until the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1A-1 is reduced to zero;

                           (C) pro rata to Uncertificated Principal Balances to
                  the Holders of REMIC 1A Regular Interest LT1A-2 and REMIC 1A Regular Interest LT1A-3, until both of the Uncertificated Principal Balances thereof are reduced to zero; then

                           (D) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1A Interest).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1A to the Holders of REMIC 1A Regular Interest LT1A-P. The payment of the foregoing amounts to the Holders of REMIC 1A Regular Interest LT1A-P shall not reduce the Uncertificated Principal Balance thereof.

         (d) On each Distribution Date, the Trust Administrator shall cause the Group II Available Funds, in the following order of priority, to be distributed by REMIC 1B to REMIC 2 on account of the REMIC 1B Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1B Interest), as the case may be:

                  (1) first, Group II Available Funds equal to the Group II Interest Remittance Amount shall be distributed (i) first, pro rata to Uncertificated Principal Balances to the Holders of REMIC 1B Regular Interest LT1B-2 and REMIC 1B Regular Interest LT1B-3, in each case, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1B Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; (ii) second, to the Holders of REMIC 1B Regular Interest LT1B-1 and REMIC 1B Regular Interest LT1B-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (2) second, the remainder of the Group II Available Funds after the distribution of the Group II Interest Remittance Amount pursuant to clause (1) above shall be distributed to the Holders of REMIC 1B Regular Interests as follows:

                           (A) to the Holders of REMIC 1B Regular Interest
                  LT1B-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (B) to the Holders of REMIC 1B Regular Interest
                  LT1B-1, until the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1B-1 is reduced to zero;

                           (C) pro rata to Uncertificated Principal Balances to
                  the Holders of REMIC 1B Regular Interest LT1B-2 and REMIC 1B Regular Interest LT1B-3, until both of the Uncertificated Principal Balances thereof are reduced to zero; then

                           (D) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1B Interest).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1B to the Holders of REMIC 1B Regular Interest LT1B-P. The payment of the foregoing amounts to the Holders of REMIC 1B Regular Interest LT1B-P shall not reduce the Uncertificated Principal Balance thereof.

         (e) On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (1) first, Available Funds equal to the Group I Interest Remittance Amount shall be distributed (i) first, to the Holders of REMIC 2 Regular Interest LT2S-1A, REMIC 2 Regular Interest LT2S-1B, REMIC 2 Regular Interest LT2S-1C and REMIC 2 Regular Interest LT2S-1D, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and (ii) second, to Holders of REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1, REMIC 2 Regular Interest LT2D-1, REMIC 2 Regular Interest LT2E-1 and REMIC 2 Regular Interest LT2P-1, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; provided, however, that amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2E-1 shall be reduced, when the REMIC 2 Overcollateralized Amount 1 is less than the REMIC 2 Overcollateralization Target Amount 1, by the lesser of (x) the amount of such difference and (y) the Maximum LT2E-1 Uncertificated Accrued Interest Deferral Amount;

                  (2) second, Available Funds equal to the Group II Interest Remittance Amount shall be distributed (i) first, to the Holders of REMIC 2 Regular Interest LT2S-2A, REMIC 2 Regular Interest LT2S-2B, REMIC 2 Regular Interest LT2S-2C and REMIC 2 Regular Interest LT2S-1D, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and (ii) second, to Holders of REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2, REMIC 2 Regular Interest LT2G-2, REMIC 2 Regular Interest LT2H-2, and REMIC 2 Regular Interest LT2P-2, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; provided, however, that amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2H-2 shall be reduced, when the REMIC 2 Overcollateralized Amount 2 is less than the REMIC 2 Overcollateralization Target Amount 2, by the lesser of (x) the amount of such difference and (y) the Maximum LT2H-2 Uncertificated Accrued Interest Deferral Amount;

                  (3) third, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (A) (i) 98% to the Holders of REMIC 2 Regular
                  Interest LT2A-1, (ii) 1.00% to the Holders of REMIC 2 Regular Interest LT2B-1, REMIC 2 Regular Interest LT2C-1 and REMIC 2 Regular Interest LT2D-1, in the same proportion as principal payments are allocated to the Corresponding Certificates, and
                  (iii) 1.00% to the Holders of REMIC 2 Regular Interest LT2E-1, until the Uncertificated Principal Balance of all such Uncertificated REMIC 2 Regular Interests is reduced to zero;

                           (B) then, to the Holders of REMIC 2 Regular Interest
                  LT2P-1, on the Distribution Date immediately following the expiration of the latest Prepayment Charge with respect to Group I Mortgage Loans as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                           (C) then, any remaining amount to the Holders of the
                  Class R Certificates (in respect of the Class R-2 Interest);

                  (4) fourth, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (A) (i) 98% to the Holders of REMIC 2 Regular
                  Interest LT2A-2, (ii) 1.00% to the Holders of REMIC 2 Regular Interest LT2B-2, REMIC 2 Regular Interest LT2C-2, REMIC 2 Regular Interest LT2D-2, REMIC 2 Regular Interest LT2E-2, REMIC 2 Regular Interest LT2F-2 and REMIC 2 Regular Interest LT2G-2 in the same proportion as principal payments are allocated to the Corresponding Certificates, and (iii) 1.00% to the Holders of REMIC 2 Regular Interest LT2H-2, until the Uncertificated Principal Balance of all such Uncertificated REMIC 2 Regular Interests is reduced to zero;

                           (B) then, to the Holders of REMIC 2 Regular Interest
                  LT2P-2, on the Distribution Date immediately following the expiration of the latest Prepayment Charge with respect to Group II Mortgage Loans as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (C) then, any remaining amount to the Holders of the
                  Class R Certificates (in respect of the Class R-2 Interest);
                  and

                  (5) fifth, to REMIC 2 Regular Interest LT2P-1, 100% of the amount of Prepayment Charges paid in respect of REMIC 1A Regular Interest LT1P-1, and to REMIC 2 Regular Interest LT2P-2, 100% of the amount of Prepayment Charges paid in respect of REMIC 1B Regular Interest LT1B-P provided, however, that 98% and 2% of any principal payments that are attributable to Group I Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest LT2A-1 and REMIC 2 Regular Interest LT2E-1, respectively, and 98% and 2% of any principal payments that are attributable to Group II Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest LT2A-2 and REMIC 2 Regular Interest LT2H-2, respectively.

Section 4.06 Allocation of Realized Losses.

         (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the NIMS Insurer, the Trust Administrator and the Trustee (and upon request, to the Guarantor) by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

         (b) All Realized Losses on the Group I Mortgage Loans allocated to REMIC 3 Uncertificated Regular Interest LT3-IC and to any Group I Mezzanine Component shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Group I Net Monthly Excess Cashflow; second, to REMIC 3 Uncertificated Regular Interest LT3-IC, until the Uncertificated Principal Balance thereof has been reduced to zero; third, to the I-M3 Component, until the Component Principal Balance thereof has been reduced to zero; and fourth, to the I-M2 Component, until the Component Principal Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans allocated to REMIC 3 Uncertificated Regular Interest LT3-IIC, the Class II-M1 Certificate and to any Group II Mezzanine Component shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Group II Net Monthly Excess Cashflow; second, to REMIC 3 Uncertificated Regular Interest LT3-IIC, until the Uncertificated Principal Balance thereof has been reduced to zero; third, to the II-M3 Component, until the Component Principal Balance thereof has been reduced to zero; fourth, to the II-M2 Component, until the Component Principal Balance thereof has been reduced to zero; and fifth, to the Class II-M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to Uncertificated Principal Balances of all REMIC 3 Uncertificated Regular Interests, the Certificate Principal Balances of all Classes of Certificates and Component Principal Balances of all Components on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates, Uncertificated Principal Balance of any REMIC 3 Uncertificated Regular Interest, and Component Principal Balance of any Component shall be to the Certificate Principal Balance of such Class of Certificates, Uncertificated Principal Balance of such REMIC 3 Uncertificated Regular Interest, or Component Principal Balance of such Component immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, Components or REMIC 3 Uncertificated Regular Interest, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate and a Mezzanine Component on any Distribution Date shall be made by reducing the Certificate Principal Balance or Component Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to REMIC 3 Uncertificated Regular Interest LT3-IC or REMIC 3 Uncertificated Regular Interest LT3-IIC shall be made by reducing the amount otherwise payable in respect thereof pursuant to
Section 4.01(d)(i)(h) and 4.01(d)(ii)(k) or Section 4.01(d)(ii)(j) and 4.01(d)(i)(i), as applicable. No allocations of any Realized Losses shall be made to the Class A Certificates, the Class S Certificates or the Class P Certificates. Any Realized Losses allocated to REMIC 3 Uncertificated Regular Interest LT3-IC or REMIC 3 Uncertificated Regular Interest LT3-IIC shall be allocated by the Trust Administrator to the Class I-C Certificates and the Class II-C Certificates, respectively.

                  (c) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to REMIC 0A Regular Interest LT0A-1 until the Uncertificated Principal Balance has been reduced to zero and then to REMIC 0A Regular Interest LT0A-2 until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to REMIC 0B Regular Interest LT0B-1 until the Uncertificated Principal Balance thereof has been reduced to zero and then to REMIC 0B Regular Interest LT0B-2 until the Uncertificated Principal Balance thereof has been reduced to zero.

                  (d) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to REMIC 1A Regular Interest LT1A-1 until the Uncertificated Principal Balance thereof has been reduced to zero and then pro rata to REMIC 1A Regular Interest LT1A-2 and REMIC 1A Regular Interest LT1A-3 until the Uncertificated Principal Balances thereof have been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to REMIC 1B Regular Interest LT1B-1 until the Uncertificated Principal Balance thereof has been reduced to zero and then to pro rata REMIC 1B Regular Interest LT1B-2 and REMIC 1B Regular Interest LT1B-3 until the Uncertificated Principal Balances thereof have been reduced to zero.

                  (e) All Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LT2A-1 and REMIC 2 Regular Interest LT2E-1 up to an aggregate amount equal to the REMIC 2 Group I Interest Loss Allocation Amount, 98% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-1 and REMIC 2 Regular Interest LT2E-1 up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount-1, 98% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2D-1 and REMIC 2 Regular Interest LT2E-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2D-1 has been reduced to zero; and fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-1, REMIC 2 Regular Interest LT2C-1 and REMIC 2 Regular Interest LT2E-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2C-1 has been reduced to zero.

                  (f) All Realized Losses on the Group II Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LT2A-2 and REMIC 2 Regular Interest LT2H-2 up to an aggregate amount equal to the REMIC 2 Group II Interest Loss Allocation Amount, 98% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-2 and REMIC 2 Regular Interest LT2H-2 up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount 2, 98% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2G-2 and REMIC 2 Regular Interest LT2H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2G-2 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2F-2 and REMIC 2 Regular Interest LT2H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2F-2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A-2, REMIC 2 Regular Interest LT2E-2 and REMIC 2 Regular Interest LT2H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2E-2 has been reduced to zero.

Section 4.07 Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.08 Commission Reporting.

                  (a) Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards and applicable regulations, file with the Commission via the Electronic Data Gathering Analysis and Retrieval system, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an Exhibit thereto. Prior to January 30, 2002, the Trust Administrator shall in accordance with industry standards file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section.

Section 4.09 The Guaranty.

         On each Distribution Date following receipt of a statement (as set forth in Section 4.03) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute to the Trust Administrator a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing such amount in the Distribution Account, as follows:
(i) the Guaranteed Interest Distribution Amount shall be distributed as interest with respect to the Class I-A Certificates and Class I-S Certificates as provided in Section 4.01(a)(i); and (ii) the Guaranteed Principal Distribution Amount shall be distributed as principal with respect to the Class I-A Certificates and Class I-S Certificates as provided in Section 4.01(b)(i) or
Section 4.01(c)(i), as applicable.

Section 4.10 Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trust Administrator shall establish and maintain two segregated trust accounts that are Eligible Accounts, which shall be titled "Group I Pre-Funding Account, Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, for the registered holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4" (the "Group I Pre-Funding Account") and "Group II Pre-Funding Account, Bankers Trust Company of California, N.A., as Trust Administrator for the benefit of First Union National Bank, as Trustee, for the registered holders of Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4" (the "Group II Pre-Funding Account"), respectively. The Trust Administrator shall, promptly upon receipt, deposit in the Group I Pre-Funding Account and retain therein the Group I Original Pre-Funded Amount and deposit in the Group II Pre-Funding Account and retain therein the Group II Original Pre-Funded Amount, in each case, remitted on the Closing Date to the Trust Administrator by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held by the Trust Administrator, as agent for the Trustee, in trust for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trust Administrator will invest funds deposited in the Pre-Funding Accounts as directed by the Master Servicer in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or its Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or its Affiliate manages or advises such investment or (iii) within one Business Day of the Trust Administrator's receipt thereof. For federal income tax purposes, the Master Servicer shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Master Servicer shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Accounts be an asset of any REMIC created hereunder.

                  (c) Amounts on deposit in each of the Pre-Funding Accounts shall be withdrawn by the Trust Administrator as follows:

                       (i) On any Subsequent Transfer Date, the Trust Administrator shall withdraw from such Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the related Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.07 with respect to such transfer and assignment;

                       (ii) If the amount on deposit in such Pre-Funding Account (exclusive of investment income) has not been reduced to zero during the related Pre-Funding Period, on the day immediately following the termination of such Pre-Funding Period, the Trust Administrator shall deposit into the Distribution Account any amounts remaining in such Pre-Funding Account (exclusive of investment income) for distribution in accordance with the terms hereof;

                       (iii) To withdraw any amount not required to be deposited in such Pre-Funding Account or deposited therein in error;

                       (iv) To clear and terminate such Pre-Funding Account upon the earlier to occur of (A) the Distribution Date immediately following the end of the related Pre-Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal; and

                       (v) To distribute to the Master Servicer, as the designee of the Depositor, any income and gain realized from the investment of funds in such Pre-Funding Account;

         Withdrawals pursuant to clauses (i), (ii), (iii) and (iv) shall be treated as contributions of cash to REMIC 0A or REMIC 0B, as the case may be, on the date of withdrawal.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01 The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1A and REMIC 1B.

         The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-15. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed by the Trust Administrator on behalf of the Trustee and authenticated and delivered by the Trust Administrator, to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trustee and the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee or the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book-Entry Certificates may not be transferred by the Trustee or the Trust Administrator except to another Depository that agrees to hold the Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee and if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         The Trustee, the Trust Administrator, the Master Servicer, the NIMS Insurer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trustee and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02 Registration of Transfer and Exchange of Certificates.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee and the Trust Administrator, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee, the Trust Administrator and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee, the Trust Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator or the Depositor or (ii) the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor, the Trust Administrator and the Trustee certifying to the Depositor, the Trust Administrator and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) Each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59, 55 F.
R. 36724 (September 6, 1990), as amended by PTE 2000-58, 65 F. R. 67765
(November 13, 2000) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee, the Trust Administrator and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller (in which case, the Depositor, the Seller and any such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Trust Administrator, shall be a written representation) from the Depositor of the status of each transferee the Seller or such an Affiliate. Each transferee of a Class C Certificate, Class P Certificate or Residual Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller).

         If any Mezzanine Certificate, Class C Certificate, Class P Certificate or Residual Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. Neither the Trustee nor the Trust Administrator shall be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee or the Trust Administrator received the documents specified in clause (iii). The Trustee and the Trust Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee or the Trust Administrator shall be distributed and delivered by the Trust Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee and the Trust Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trust Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trust Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trust Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trust Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under
                           Section 860E(e)(1) of the Code on transfers of residual interests to disqualified organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the NIM Notes or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator designated from time to time for such purpose pursuant to Section 8.12, the Trust Administrator, on behalf of the Trustee, shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trust Administrator, on behalf of the Trustee, shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trust Administrator and disposed of pursuant to its standard procedures.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Trust Administrator and the Depositor and (in the case of a Class C Certificate or Class P Certificate) the NIMS Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator, on behalf of the Trustee, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trust Administrator) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners.

         The Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and any agent of the Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer or the Guarantor may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor nor any agent of any of them shall be affected by notice to the contrary.


                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01 Liability of the Master Servicer and the Depositor.

         The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae; and provided further that the Rating Agencies' ratings of the NIM Notes, the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Trust Administrator).

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others.

         None of the Depositor, the Guarantor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Guarantor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Guarantor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer, the Depositor, or the Guarantor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Guarantor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Guarantor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Guarantor or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Guarantor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor, the Guarantor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Guarantor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

         The Master Servicer (except the Trust Administrator or the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Trust Administrator, the Trustee, the Depositor, the Guarantor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Administrator, the Trustee, the Depositor, the Guarantor or the Trust Fund may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trust Administrator) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trust Administrator, the Trustee, the Depositor, the Guarantor and/or the Trust Fund in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

Section 6.04 Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trust Administrator and the NIMS Insurer or the Guarantor (as provided in Section 1.04) and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trust Administrator) that such resignation will not cause such Rating Agency to reduce the then current rating of the NIM Notes, the Class A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trust Administrator or a successor servicer reasonably acceptable to the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no instance shall such Servicing Fees.

Section 6.05 Rights of the Depositor, the NIMS Insurer, the Guarantor, the Trustee and the Trust Administrator in Respect of the Master Servicer.

         The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations; provided, that access to records for the Guarantor shall be limited to those related to Group I Mortgage Loans. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses; provided, that any such information furnished to the Guarantor shall be limited to that which is related to Group I Mortgage Loans. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMS Insurer, the Guarantor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Guarantor, the Trust Administrator or the Trustee, as the case may be, shall use, and the NIMS Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01 Master Servicer Events of Default.

         "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to
                  Section 4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee, the Trust Administrator (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Trust Administrator and the Trustee by the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to maintain a Sub-Servicing Agreement with an eligible Sub-Servicer to the extent required in accordance with Section 3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to the Master Servicer, the Depositor, the Trust Administrator and the Trustee by the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights and
                  (ii) actual knowledge of such failure by a Servicing Representative of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make, or cause an Advancing Person to make, any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.04 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date; or

                  (viii) the Master Servicer ceases to be an approved seller or servicer of Fannie Mae.

         If a Master Servicer Event of Default described in clauses (i) through
(vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the NIMS Insurer, the Guarantor, or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMS Insurer, the Guarantor and the Master Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clauses
(vii) or (viii) hereof shall occur, the Trust Administrator shall, by notice in writing to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trust Administrator and the Trustee, as applicable, shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trust Administrator or the Trustee, as applicable, assigned to and working in the Trust Administrator's or the Trustee's Corporate Trust Office, as the case may be, has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trust Administrator or the Trustee, as applicable, and such notice references the Certificates, any of the Trust REMICs or this Agreement.

         The Trustee and the Trust Administrator, as applicable, shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trust Administrator or the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trust Administrator or the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02 Trust Administrator to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trust Administrator shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trust Administrator (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to
Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trust Administrator is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trust Administrator shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trust Administrator shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trust Administrator be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein. After the Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

         No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trust Administrator shall act in such capacity as hereinabove provided.

         Upon removal or resignation of the Master Servicer, the Trust Administrator, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this
Section 7.02 (including the Trust Administrator, the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trust Administrator, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trust Administrator with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trust Administrator, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale.

                  (b) If the Master Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trust Administrator shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trust Administrator at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03 Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the NIMS Insurer and to the Guarantor.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trust Administrator shall transmit by mail to all Holders of Certificates, to the NIMS Insurer and to the Guarantor notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.04 Waiver of Master Servicer Events of Default.

         The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may, with the consent of the NIMS Insurer or the Guarantor, as provided in Section 1.04, waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS Insurer or the Guarantor, as provided in Section 1.04 (as evidenced by the written consent of the NIMS Insurer or the Guarantor, as the case may be). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE VIII

                     THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01 Duties of Trustee and Trust Administrator.

         Each of the Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

         Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trust Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trust Administrator's satisfaction, the Trust Administrator will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, or exercising any trust or power conferred upon the Trustee or the Trust Administrator, under this Agreement.

Section 8.02 Certain Matters Affecting the Trustee and the Trust Administrator.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) Each of the Trustee and the Trust Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

                  (ii) Each of the Trustee and the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer, the Guarantor or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer, the Guarantor or such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the NIMS Insurer, the Guarantor or such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from the NIMS Insurer, the Guarantor or such Certificateholders as a condition to taking any such action;

                  (vi) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

                  (vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

                  (viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as applicable, performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03 Neither Trustee nor Trust Administrator Liable for Certificates or
             Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, on behalf of the Trustee, the execution and authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trust Administrator contained in Article II and the representations and warranties of the Trustee and Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor, and neither the Trustee nor the Trust Administrator shall assume any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than execution and authentication of the Trust Administrator, on behalf of the Trustee, on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.

Section 8.04 Trustee and Trust Administrator May own Certificates.

         Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Trust Administrator, as applicable, and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer, the Guarantor or their Affiliates.

Section 8.05 Trustee's and Trust Administrator's Fees and Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account. In addition to such interest earnings, the compensation to be paid to the Trust Administrator in respect of its obligations under this Agreement will be the amounts paid by the Seller pursuant to a letter agreement between the Trust Administrator and the Seller. The principal compensation to be paid to the Trustee in respect of its obligations under this Agreement will be the amounts paid by the Trust Administrator pursuant to a letter agreement between the Trust Administrator and the Trustee.

         Each of the Trustee and the Trust Administrator, and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article X hereof. Any amounts payable to the Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Trust Administrator.

         As a limitation on the foregoing with respect to certain expenses of the Trustee or the Trust Administrator, each of the Trustee and the Trust Administrator shall receive from the Trust Fund amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, "Third Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). Neither the Trustee nor the Trust Administrator shall have any obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The Certificateholders shall hold each of the Trustee and the Trust Administrator harmless for any consequences to such Certificateholders resulting from any failure of the Trustee or the Trust Administrator to incur any such additional expenses in excess of the aforementioned aggregate limit.

                  (b) Without limiting the Master Servicer's indemnification obligations under Section 6.03, the Master Servicer agrees to indemnify, the Trustee and the Trust Administrator from, and hold each of them harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator. Any payment under this
Section 8.05(b) made by the Master Servicer to the Trustee or the Trust Administrator shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

Section 8.06 Eligibility Requirements for Trustee and Trust Administrator.

         Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation or Removal of Trustee and Trust Administrator.

         Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the Guarantor, the Depositor, the Master Servicer and the Certificateholders and if the Trustee is resigning to the Trust Administrator, or if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor Trustee or Trust Administrator acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, and to the Holders of Certificates entitled to at least 51% of the Voting Rights. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Master Servicer by the Depositor. If no successor Trustee or Trust Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

         If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer or the Guarantor, as provided in Section 1.04 (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of either of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of either of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer or the Guarantor, as provided in Section 1.04 (or in the case of the Trust Administrator, the Trustee), may remove the Trustee or the Trust Administrator, as applicable, and the Depositor may appoint a successor Trustee or the Trust Administrator, as applicable (which may be the same person, if both the Trustee and the Trust Administrator are removed), acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, and to the Holders of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Trust Administrator, as applicable, so removed and to the successor Trustee or the Trust Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

         The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer or the Guarantor, as provided in
Section 1.04, may at any time remove the Trustee or the Trust Administrator and appoint a successor Trustee or the Trust Administrator by written instrument or instruments, in triplicate, signed by the NIMS Insurer, the Guarantor or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the NIMS Insurer, the Guarantor, the Certificateholders and the Master Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee, assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.

         Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee or the Trust Administrator as provided in
Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new Trust Administrator is appointed and shall be entitled to receive any fees that would have otherwise been payable to the Trust Administrator hereunder. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

Section 8.08 Successor Trustee or Trust Administrator.

         Any successor Trustee or Trust Administrator appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee or Trust Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Trust Administrator herein. The predecessor Trustee or Trust Administrator shall deliver to the successor Trustee or Trust Administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.

         No successor Trustee or Trust Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section
8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the NIM Notes or any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section, the Depositor shall mail notice of the succession of such Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Trust Administrator, the successor Trustee or Trust Administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09 Merger or Consolidation of Trustee or Trust Administrator.

         Any corporation or association into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, shall be the successor of the Trustee or the Trust Administrator, respectively, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 0A or REMIC 0B, or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer or the Guarantor (as provided in Section 1.04), to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 0A or REMIC 0B, as applicable, and to vest in such Person or Persons, in such capacity, such title to REMIC 0A and/or REMIC 0B, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment or the NIMS Insurer or the Guarantor shall (as provided in Section 1.04) not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 0A or REMIC 0B, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Appointment of Custodians.

         The Trust Administrator may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trust Administrator, by entering into a Custodial Agreement. The Trust Administrator shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trust Administrator and the consent of the NIMS Insurer, after consultation with the Guarantor, the consent to which shall not be unreasonably withheld. The Trust Administrator shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trust Administrator hereunder.

Section 8.12 Appointment of Office or Agency.

         The Trust Administrator will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served. As of the Closing Date, the Trust Administrator designates its offices located at the office of Trust Administrator's agent, located at BTC transfer agent services, 55 Water Street, Jeanette Park Entrance, New York, NY 10044 for such purpose.

Section 8.13 Representations and Warranties of the Trustee and the Trust Administrator.

         Each of the Trustee and the Trust Administrator hereby represents and warrants, severally and not jointly, and with respect to itself only, to the Master Servicer, the Guarantor and the Depositor and to the Trustee, in the case of the Trust Administrator, or to the Trust Administrator, in the case of the Trustee, as of the Closing Date, that:

                  (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) this Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Termination Upon Purchase or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Guarantor, the Trust Administrator and the Trustee (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to
Section 8.05 and of the Master Servicer to provide for and the Trust Administrator to make payments in respect of the REMIC 0A Regular Interests, REMIC 0B Regular Interests, REMIC 1A Regular Interests, REMIC 1B Regular Interests, REMIC 2 Regular Interests, REMIC 3 Uncertificated Regular Interests, and the Classes of Certificates as hereinafter set forth) shall terminate upon the later of (A) the payment in full of all amounts owing to the Guarantor hereunder unless the Guarantor shall otherwise consent and (B) payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC 0A and REMIC 0B and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC 0A or REMIC 0B; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 0A and REMIC 0B shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 0A and REMIC 0B, plus the appraised value of each REO Property, if any, included in REMIC 0A and REMIC 0B, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion, any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee and (B) the aggregate fair market value of all of the assets of REMIC 0A and REMIC 0B (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01) plus any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee, and in the case of both clauses (A) and (B) of this sentence, any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Insured Indenture and to the extent not previously reimbursed or paid.

                  (b) The Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the "Terminator") to purchase all of the Mortgage Loans and each REO Property in both Loan Groups remaining in REMIC 0A and REMIC 0B pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 0A and REMIC 0B pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the sum of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount. The Terminator shall not be entitled to exercise this right, without the Guarantor's consent, if the distribution of the Termination Price according to such priorities would result in the Guarantor being required to make a Guarantor Payment on the applicable Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (c) Notice of the liquidation of the REMIC 0A Regular Interests and REMIC 0B Regular Interests shall be given promptly by the Trust Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 0A Regular Interests, REMIC 0B Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 0A Regular Interests, REMIC 0B Regular Interests or the Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator designated in such notice for purposes of such surrender. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC 0A and REMIC 0B by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section
3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trust Administrator by a Servicing Representative of the making of such final deposit, the Trust Administrator shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee or the Trust Administrator, on behalf of the Trustee, shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. On the final Distribution Date, the Trust Administrator will withdraw from the Distribution Account and remit to the Guarantor amounts otherwise payable to the Guarantor on such Distribution Date in accordance with
Section 4.01. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Greenwich Capital Markets, Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02 Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 0A and REMIC 0B pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Guarantor, the Trust Administrator, the Trustee, and the Depositor obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator shall sell all of the assets of REMIC 0A and REMIC 0B to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) In the event that the Guarantor purchases all the Group I Mortgage Loans and each REO Property related to Loan Group I or the final payment on or other liquidation of the last Mortgage Loan or REO Property in Loan Group I remaining in REMIC 0A pursuant to Section 1.05, the REMIC 0A shall be terminated in accordance with the following additional requirements:

                  (i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC 0A's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Guarantor, the Trust Administrator, the Trustee, and the Depositor obtained at the expense of the Guarantor;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment with respect to the REMIC 0A Regular Interests and Class R-0A Interest, the Trust Administrator shall sell all of the assets of REMIC 0A to the Guarantor for cash; and

                  (iii) At the time of the making of the final payment with respect to the REMIC 0A Regular Interests and Class R-0A Interest, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the Residual Certificates on account of the Class R-0A Interest all cash on hand in the REMIC 0A (other than cash retained to meet claims), and the REMIC 0A shall terminate at that time.

                  (c) At the expense of the Terminator, the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the
Section 9.02(a). At the expense of the Guarantor, the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of REMIC 0A pursuant to the Section 9.02(b).

                  (d) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01 REMIC Administration.

         (a) The Trust Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of which forms and returns shall promptly be furnished by the Trust Administrator to the NIMS Insurer. For the purposes of the REMIC election in respect of REMIC 0A, the REMIC 0A Regular Interests shall be designated as the Regular Interests in REMIC 0A and the Class R-0A Interest shall be designated as the Residual Interest in REMIC 0A. For the purposes of the REMIC election in respect of REMIC 0B, the REMIC 0B Regular Interests shall be designated as the Regular Interests in REMIC 0B, and the Class R-0B Interest shall be designated as the Residual Interest in REMIC 0B. For the purposes of the REMIC election in respect of REMIC 1A, the REMIC 1A Regular Interests shall be designated as the Regular Interests in REMIC 1A and the Class R-1A Interest shall be designated as the Residual Interest in REMIC 1A. For the purposes of the REMIC election in respect of REMIC 1B, the REMIC 1B Regular Interests shall be designated as the Regular Interests in REMIC 1B, and the Class R-1B Interest shall be designated as the Residual Interest in REMIC 1B. For the purposes of the REMIC election in respect of REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interest in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interests in REMIC 2. For the purposes of the REMIC election in respect of REMIC 3, (i) the Regular Certificates (other than the Class C Certificates and the Class P Certificates) and the REMIC 3 Uncertificated Regular Interests shall be designated as the Regular Interests in REMIC 3 and (ii) the Class R-3 Interest shall be designated as the Residual Interest in REMIC 3. For the purposes of the REMIC election in respect of REMIC X, the Class C Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC X and the Class R-X Interest shall be designated as the Residual Interest in REMIC X. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC 0A, REMIC 0B, REMIC 1A, REMIC 1B, REMIC 2, REMIC 3 or REMIC X (within the meaning of
Section 860G of the Code) other than the REMIC 0A Regular Interests, REMIC 0B Regular Interests, REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests, REMIC 3 Uncertificated Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trust Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The Trust Administrator, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent, after consultation with the Guarantor and upon accommodation of the Guarantor's reasonable requests, the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trust Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder other than REMIC X. The holder of the largest Percentage Interest of Class R-X Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of REMIC X. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

         (d) The Trust Administrator shall prepare and deliver to the Trustee in a timely manner, and the Trustee shall sign and file in a timely manner all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns it shall be promptly furnished to the NIMS Insurer. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee or the Trust Administrator to enable it to perform its respective obligations under this Article.

         (e) The Trust Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMS Insurer.

         (f) The Trustee and the Trust Administrator shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trust Administrator, to the extent reasonably requested by the Trust Administrator to do specific actions in order to assist in the maintenance of such status). Neither the Trustee nor the Trust Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor have received an Opinion of Counsel, addressed to the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. The Trustee and the Trust Administrator shall deliver to the NIMS Insurer and the Guarantor a copy of any such advice or opinion. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee and the Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Trustee and the Trust Administrator will ensure that substantially all of the assets of both REMIC 0A and REMIC 0B will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in
Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X,
(iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) On or before April 15 of each calendar year, commencing April 15, 2002, the Trust Administrator shall deliver to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and each Rating Agency a Certificate from a Responsible Officer of the Trust Administrator stating the Trust Administrator's compliance with this Article X.

         (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

         (j) Following the Startup Day, neither the Trustee nor the Trust Administrator shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) None of the Trustee, the Trust Administrator or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

Section 10.02 Prohibited Transactions and Activities.

         None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 0A or REMIC 0B, (iii) the termination of REMIC 0A or REMIC 0B pursuant to Article IX of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it, the NIMS Insurer and the Guarantor have received an Opinion of Counsel, addressed to the Trust Administrator, the Trustee, the NIMS Insurer and the Guarantor (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.03 Trustee, Trust Administrator, Master Servicer and Depositor
              Indemnification.

         (a) The Trustee agrees to indemnify the Trust Fund, the Trust Administrator, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Depositor or the Master Servicer as a result of a breach of the Trustee's covenants set forth in this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

         (b) The Master Servicer agrees to indemnify the Trust Fund, the Trust Administrator, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Depositor or the Trustee as a result of a breach of the Master Servicer's covenants set forth in Article III or this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

         (c) The Depositor agrees to indemnify the Trust Fund, the Trust Administrator, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Master Servicer or the Trustee as a result of a breach of the Depositor's covenants set forth in this
Article X.

         (d) The Trust Administrator agrees to indemnify the Trust Fund, the Trustee, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Trustee, the Depositor or the Master Servicer as a result of a breach of the Trust Administrator's covenants set forth in this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trust Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.

         This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and, if applicable, the Custodian, with the consent of the NIMS Insurer, and without the consent of any of the Certificateholders,
(i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor, the Depositor and the Master Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS Insurer, adversely affect in any material respect the interests of any Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and, if applicable, the Custodian, with the consent of the NIMS Insurer, and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Notwithstanding any contrary provision of this Agreement, the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

         Each of the Trustee and the Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02 Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03 each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.04 Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1100 Town & Country Road, Suite 1600, Orange, California 92868, Attention: General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master Servicer, (b) in the case of the Trust Administrator, Bankers Trust Company of California, N.A., 1761 St. Andrew Place, Santa Ana, California 92705-6478, Attention: Trust Administration Services (telecopy number (714) 247-6000) or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trust Administrator, (c) in the case of the Depositor, Long Beach Securities Corp., 1100 Town & Country Road, Suite 1600, Orange California 92868, Attention: General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, (d) in the case of Guarantor, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, D.C. 20016, Attention: Vice President-Capital Markets (telecopy number (202) 752-6890), or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the Guarantor, (e) in the case of the NIMS Insurer, Asset Guaranty Insurance Company, 335 Madison Aveenue, New York, New York, 10017, Attention: Manager, Asset-Backed Surveillance (telecopy number:
(212) 682-5377), or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the NIMS Insurer, and (f) in the case of the Trustee, First Union National Bank, 401 South Tryon Street, Charlotte, North Carolina, 28288, or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Notice to the Rating Agencies, the NIMS Insurer and the Guarantor.

         The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, the NIMS Insurer and the Guarantor with respect to each of the following of which it has actual knowledge:

         1.       Any amendment to this Agreement;

         2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

         3. The resignation or termination of the Master Servicer, the Trust Administrator or the Trustee;

         4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

         5.       The final payment to the Holders of any Class of Certificates;

         6. Any change in the location of the Collection Account or the Distribution Account;

         7. The Trustee or the Trust Administrator, as applicable, were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

         8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by
                  Section 3.14 or the cancellation or material modification of coverage under any such instrument.

         In addition, the Trust Administrator shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in
Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

         1.       each annual statement as to compliance described in Section
                  3.20 hereof;

         2. each annual independent public accountants' servicing report described in Section 3.21 hereof.

         Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Long Beach Mortgage Loan Trust 2001-4; Fitch, Inc., One State Street Plaza, New York, New York 10004, Standard & Poor's Rating Services, Inc., 55 Water Street, New York, New York 10004, and the NIMS Insurer and the Guarantor at the address provided in Section 11.05.

         In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee, the Trust Administrator or the Certificateholders.

Section 11.08 Article and Section References.

         All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09 NIMS Insurer's Rights.

         The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the NIMS Insurer hereunder (i) shall not be operable whenever an Insurer Default or an Insurer Insolvency Event and a Backup Insurer Default (as defined in the Insured Indenture) shall have occurred and be continuing and (ii) except in the case of any right to indemnification hereunder shall permanently cease to be operable upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Insured Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Insured Indenture.

Section 11.10 Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Guarantor, the Trust Administrator, and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   LONG BEACH SECURITIES CORP.,
                                     as Depositor


                                   By:
                                        -------------------------------
                                   Name:      Jeffery A Sorensen
                                   Title:     Vice President

                                   LONG BEACH MORTGAGE COMPANY,
                                     as Master Servicer


                                   By:
                                        -------------------------------
                                   Name:      Jeffery A Sorensen
                                   Title:     Vice President

                                   BANKERS TRUST COMPANY OF
                                   CALIFORNIA, N.A.,
                                     as Trust Administrator


                                   By:
                                        -------------------------------
                                   Name:      Ronaldo Reyes
                                   Title:     Associate

                                   FEDERAL NATIONAL MORTGAGE
                                   ASSOCIATION,
                                   as Guarantor (with respect to the Class I-A
                                   Certificates and the Class I-S Certificates)


                                   By:
                                      ----------------------------------
                                   Name:
                                          ------------------------------
                                   Title:
                                          ------------------------------

                                   FIRST UNION NATIONAL BANK,
                                   as Trustee


                                   By:
                                      ----------------------------------
                                   Name:
                                          ------------------------------
                                   Title:
                                          ------------------------------

STATE OF WASHINGTON          )
                             )  ss.:
COUNTY OF KING               )

         On the ___th day of December, 2001 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a Vice President of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              --------------------------------------
                                          Notary Public

STATE OF WASHINGTON           )
                              )  ss.:
COUNTY OF KING                )

         On the ___th day of December, 2001 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a Vice President of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              --------------------------------------
                                          Notary Public

STATE OF                      )
                              )  ss.:
COUNTY OF                     )

         On the ___th day of December, 2001 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              --------------------------------------
                                          Notary Public

STATE OF                      )
                              )  ss.:
COUNTY OF                     )

         On the ___th day of December, 2001 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Federal National Mortgage Association, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              --------------------------------------
                                          Notary Public

STATE OF                      )
                              )  ss.:
COUNTY OF                     )

         On the ___th day of December, 2001 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of First Union National Bank, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              --------------------------------------
                                          Notary Public